Filed Pursuant to Rule 424(b)(5)
Registration No. 333-156152

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS SUPPLEMENT	Subject to Completion	Dated January 19, 2010

(To Prospectus dated December 16, 2008)

26,316,000 Shares

The Charles Schwab Corporation

Common Stock

We are offering 26,316,000 shares of our common stock through this prospectus supplement and the accompanying prospectus.

Our common stock is listed on the NASDAQ Stock Market under the symbol “SCHW.” The last reported sale price of our common stock on January 15, 2010 was $19.00 per share.

Investing in our common stock involves risks. See “Risk factors” on page S-11 of this prospectus supplement.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions	$	$
Proceeds, before expenses, to us	$	$

The underwriters may also purchase up to an additional 3,947,400 shares of common stock from us at the public offering price, less the underwriting discount and commissions payable by us, to cover over-allotments, if any, within 30 days following the date of this prospectus supplement. If the underwriters exercise the option in full, the total underwriting discounts and commissions will be $            , and the total proceeds, before expenses, to us will be $            .

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares against payment on or about January    , 2010.

Sole Book-Running Manager

UBS Investment Bank

Co-Managers

Citi	J.P. Morgan

Credit Suisse	Wells Fargo Securities

BNY Mellon Capital Markets, LLC

Calyon Securities (USA) Inc.

PNC Capital Markets LLC

The date of this prospectus supplement is January     , 2010.

S-i

In making your investment decision, you should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus, any “free writing prospectus” we authorized to be delivered to you, or any other offering material filed or provided by us. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

You should not assume that the information contained in this prospectus supplement, the accompanying prospectus or any other offering material is accurate as of any date other than the date on the front of such document. Any information incorporated by reference in this prospectus supplement, the accompanying prospectus or any other offering material is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since that date.

We and the underwriters are offering to sell the common stock, and are seeking offers to buy the common stock, only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

S-ii

About this prospectus supplement

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. In this prospectus supplement, we provide you with specific information about the shares of our common stock that we are selling in this offering and about the offering itself. Both this prospectus supplement and the accompanying prospectus include or incorporate by reference important information about us, our common stock and other information you should know before investing in our common stock. This prospectus supplement also adds, updates and changes information contained or incorporated by reference in the accompanying prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with the statements made in the accompanying prospectus, the statements made in the accompanying prospectus are deemed modified or superseded by the statements made in this prospectus supplement. You should read both this prospectus supplement and the accompanying prospectus as well as additional information described in “Where you can find more information” before investing in our common stock.

References in this prospectus supplement to “we,” “us,” “our” and “CSC” mean The Charles Schwab Corporation. References in this prospectus supplement to the “Company” means CSC and its majority-owned subsidiaries.

The representations, warranties and covenants made by CSC in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement and the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of CSC’s affairs.

S-iii

Where you can find more information

CSC files annual, quarterly and current reports, proxy statements and other information with the SEC. CSC’s SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by CSC with the SEC are also available on CSC’s corporate website at http://www.aboutschwab.com. The website addresses of the SEC and CSC are included as inactive textual references only, and the information contained on those websites is not a part of this prospectus supplement or the accompanying prospectus. You may also read and copy any document that CSC files at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

The SEC allows CSC to “incorporate by reference” information CSC has filed with the SEC, which means that CSC can disclose important information to you by referring you to other documents. The information incorporated by reference is considered to be a part of this prospectus supplement.

This prospectus supplement incorporates by reference the documents listed below:

•

Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (including such information from the Proxy Statement filed March 30, 2009 that is incorporated by reference in Part III of such Annual Report), as updated by CSC’s Current Report on Form 8-K filed on June 1, 2009 relating to CSC’s realigned segment reporting structure and the retrospective adjustment to previously reported earnings per share data as a result of the adoption of a new accounting standard;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2009;

•	Quarterly Report on Form 10-Q for the quarter ended June 30, 2009;

•	Quarterly Report on Form 10-Q for the quarter ended September 30, 2009;

•

Current Reports on Form 8-K filed on June 1, 2009 (relating to CSC’s realigned segment reporting structure and the retrospective adjustment to previously reported earnings per share data as a result of the adoption of a new accounting standard), June 5, 2009, July 31, 2009, September 30, 2009, October 14, 2009 and October 28, 2009; and

•	The description of our common stock contained in our Registration Statement on Form 8-A, as filed on September 11, 1987, as amended.

You may request a copy of these filings at no cost, by writing, telephoning or sending an email to the following address:

The Charles Schwab Corporation

211 Main Street

San Francisco, California 94105

Attention: Corporate Secretary

Telephone: (415) 667-1959

Email: investor.relations@schwab.com

S-iv

Forward-looking statements

This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference, contain not only historical information but also “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are identified by words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “will,” “may,” “estimate,” “aim,” “target,” and other similar expressions. These statements, which may be expressed in a variety of ways, including the use of future or present tense language, refer to future events. In addition, any statements that refer to expectations, projections, or other characterizations of future events or circumstances are forward-looking statements.

These forward-looking statements, which reflect management’s beliefs, objectives and expectations as of the date hereof, or in the case of any documents incorporated by reference, as of the date of those documents, are necessarily estimates based on the best judgment of CSC’s senior management. These statements relate to, among other things:

•	the use of proceeds from this offering;

•	the impact of fluctuations in the S&P 500 index, trading activity and the Federal Funds rate on the Company’s results of operations;

•	the Company’s ability to pursue its business strategy;

•	the impact of legal proceedings and regulatory matters;

•	the impact of current market conditions on the Company’s results of operations;

•	target capital ratios;

•	sources of liquidity, capital and level of dividends;

•	capital expenditures;

•	the impact of changes in management’s estimates on the Company’s results of operations;

•	the impact of expensing stock options on the Company’s results of operations;

•	the impact of changes in estimated costs related to past restructuring initiatives on the Company’s results of operations;

•	the impact of changes in the likelihood of indemnification and guarantee payment obligations on the Company’s results of operations; and

•	the other risks and uncertainties described in this prospectus supplement.

Achievement of the expressed beliefs, objectives and expectations described in these statements is subject to certain risks and uncertainties that could cause actual results to differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus supplement or, in the case of documents incorporated by reference, as of the date of those documents.

Important factors that may cause actual results to differ include, but are not limited to:

•	general economic and financial market conditions;

•	the level of interest rates, including yields available on money market mutual fund eligible instruments;

•	changes in revenues and profit margin;

S-v

•	fluctuations in client asset values due to changes in equity valuations;

•	the amount of loans to the Company’s brokerage and banking clients;

•	the Company’s ability to attract and retain clients and to grow client assets and relationships;

•	the Company’s ability to sustain expense savings without disrupting operations;

•	competitive pressures on rates and fees;

•	the Company’s ability to obtain necessary approvals from regulators and/or clients;

•	unanticipated adverse developments in litigation or regulatory matters;

•	the performance of securities available for sale;

•	the level of brokerage client cash balances and deposits from banking clients;

•	the availability and terms of external financing;

•	the level of the Company’s stock repurchase activity;

•	the timing and impact of changes in the Company’s level of investments in technology and buildings;

•	CSC’s ability to maintain favorable ratings from ratings agencies;

•	the Company’s ability to sublease certain properties; and

•	potential breaches of contractual terms for which the Company has indemnification obligations.

You should refer to the “Risk factors” section of this prospectus supplement and to CSC’s periodic and current reports filed with the SEC for specific risks which would cause actual results to be significantly different from those expressed or implied by these forward-looking statements. In particular, certain of these factors, as well as general risk factors affecting CSC and its subsidiaries, are discussed in greater detail in “Item 1A—Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, which is incorporated by reference into this prospectus supplement and accompanying prospectus.

S-vi

Summary

The following summary contains basic information about this offering. It may not contain all of the information that is important to you and it is qualified in its entirety by the more detailed information included or incorporated by reference in this prospectus supplement and the accompanying prospectus. You should carefully consider the information contained in and incorporated by reference in this prospectus supplement and the accompanying prospectus, including the information set forth under the heading “Risk factors” in this prospectus supplement and the accompanying prospectus. In addition, certain statements include forward-looking information that involves risks and uncertainties. See “Forward-looking statements.”

The Charles Schwab Corporation

CSC, headquartered in San Francisco, California, was incorporated in 1986 and engages, through its subsidiaries (primarily located in San Francisco except as indicated), in securities brokerage, banking and related financial services. At September 30, 2009, CSC had $1.36 trillion in client assets, 7.6 million active brokerage accounts, 1.5 million corporate retirement plan participants and 667,000 banking accounts.

Significant subsidiaries of CSC include:

•

Charles Schwab & Co., Inc. (“Schwab”), which was incorporated in 1971, is a securities broker-dealer with more than 300 domestic branch offices in 45 states, as well as a branch in each of the Commonwealth of Puerto Rico and London, U.K., and serves clients in Hong Kong through one of CSC’s subsidiaries;

•	Charles Schwab Bank (“Schwab Bank”), which commenced operations in 2003, is a federal savings bank located in Reno, Nevada; and

•	Charles Schwab Investment Management, Inc. is the investment advisor for Schwab’s proprietary mutual funds, which are referred to as the Schwab Funds®.

The Company offers a broad range of products to address individuals’ varying investment and financial needs. Examples of these product offerings include:

•

Brokerage—various asset management accounts including some with check-writing features, debit card and billpay; individual retirement accounts; retirement plans for small to large businesses; 529 college savings accounts; separately managed accounts; designated brokerage accounts; equity incentive plan accounts; and margin loans, as well as access to fee-based advisory relationships, fixed income securities and equity and debt offerings;

•

Banking—first mortgages, home equity lines of credit, pledged-asset loans, certificates of deposit, demand deposit accounts, high-yield investor checking accounts linked to brokerage accounts, savings accounts and credit cards;

•	Trust—trust custody services, personal trust reporting services and administrative trustee services; and

•

Mutual funds—third-party mutual funds through Mutual Fund Marketplace®, including no-load mutual funds through the Mutual Fund OneSource® service, proprietary mutual funds from two fund families – Schwab Funds® and Laudus Funds®, other third-party mutual funds and mutual fund trading and clearing services to broker-dealers.

These products, and the Company’s full array of investing services, are made available through its two segments—Investor Services and Institutional Services.

Investor Services

Through the Investor Services segment, the Company provides retail brokerage and banking services to individual investors.

The Company offers research, analytic tools, performance reports, market analysis and educational material to all clients. Clients looking for more guidance have access to online portfolio planning tools, as well as professional advice from Schwab’s portfolio consultants who can help develop an investment strategy and carry out investment and portfolio management decisions.

Institutional Services

Through the Institutional Services segment, Schwab provides custodial, trading, technology, practice management, trust asset and other support services to independent investment advisors. To attract and serve independent investment advisors, Institutional Services has a dedicated sales force and service teams assigned to meet their needs.

The Institutional Services segment also provides retirement plan services, plan administrator services, stock plan services and mutual fund clearing services, and supports the availability of Schwab proprietary mutual funds on third-party platforms.

CSC’s common stock is listed and traded on The NASDAQ Stock Market under the symbol “SCHW”.

CSC’s principal executive office is located at 211 Main Street, San Francisco, California 94105 and CSC’s telephone number is (415) 636-7000. CSC’s corporate Internet website is www.aboutschwab.com. CSC’s website address is included as an inactive textual reference only, and the information contained on CSC’s website is not a part of this prospectus supplement or the accompanying prospectus.

Recent Developments

In accordance with our normal schedule, we are currently performing, and have not yet completed, the closing procedures in connection with the preparation and filing of our audited financial statements which will be included in our Annual Report on Form 10-K for the year ended December 31, 2009. Accordingly, while we currently estimate our financial results for the quarter and year ended December 31, 2009 as set forth in the tables below and our capital ratios as described in the narrative below, this information is, by necessity, preliminary in nature and based only upon preliminary information available to us as of the date of this prospectus supplement. We cannot assure you that this information will not change.

Consolidated Statements of Income

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008
Net Revenues
Asset management and administration fees	$436	$528	$1,875	$2,355

Interest revenue	365	423	1,428	1,908
Interest expense	(60)	(51)	(221)	(243)

Net interest revenue	305	372	1,207	1,665

Trading revenue	224	352	996	1,080
Other	43	32	175	94

Total other-than-temporary impairment losses	(39)	—	(278)	(44)
Noncredit portion of loss recognized in other comprehensive income	17	—	218	—

Net impairment losses on securities	(22)	—	(60)	(44)

Total net revenues	986	1,284	4,193	5,150

Expenses Excluding Interest
Compensation and benefits	371	402	1,544	1,667
Professional services	81	80	275	334
Occupancy and equipment	73	78	318	299
Advertising and market development	50	62	191	243
Communications	51	56	206	211
Depreciation and amortization	38	39	159	152
Other	56	60	224	216

Total expenses excluding interest	720	777	2,917	3,122

Income from continuing operations before taxes on income	266	507	1,276	2,028
Taxes on income	(102)	(199)	(489)	(798)

Income from continuing operations	164	308	787	1,230
Loss from discontinued operations, net of tax	—	—	—	(18)

Net Income	$164	$308	$787	$1,212

Weighted-Average Common Shares Outstanding—Diluted	1,163	1,158	1,160	1,157

Earnings Per Share—Basic
Income from continuing operations	$.14	$.27	$.68	$1.07
Loss from discontinued operations, net of tax	$—	$—	$—	$(.01)
Net income	$.14	$.27	$.68	$1.06

Earnings Per Share—Diluted
Income from continuing operations	$.14	$.27	$.68	$1.06
Loss from discontinued operations, net of tax	$—	$—	$—	$(.01)
Net income	$.14	$.27	$.68	$1.05

Dividends Declared Per Common Share	$.06	$.06	$.24	$.22

Financial and Operating Highlights

(Unaudited)

	Q4-09 % change			2009				2008
(In millions, except per share amounts and as noted)	vs. Q4-08		vs. Q3-09	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Net Revenues
Asset management and administration fees	(17%)		(3%)	$436	$451	$486	$502	$528
Net interest revenue	(18%)		4%	305	294	302	306	372
Trading revenue	(36%)		(7%)	224	241	272	259	352
Other(1)	34%		19%	43	36	38	58	32
Net impairment losses on securities	N/	M	100%	(22)	(11)	(13)	(14)	—

Total net revenues	(23%)		(2%)	986	1,011	1,085	1,111	1,284

Expenses Excluding Interest
Compensation and benefits	(8%)		—	371	371	377	425	402
Professional services	1%		16%	81	70	64	60	80
Occupancy and equipment	(6%)		9%	73	67	97	81	78
Advertising and market development	(19%)		47%	50	34	49	58	62
Communications	(9%)		6%	51	48	54	53	56
Depreciation and amortization	(3%)		—	38	38	41	42	39
Other(2)	(7%)		(11%)	56	63	68	37	60

Total expenses excluding interest	(7%)		4%	720	691	750	756	777

Income before taxes on income	(48%)		(17%)	266	320	335	355	507
Taxes on income	(49%)		(15%)	(102)	(120)	(130)	(137)	(199)

Net Income	(47%)		(18%)	$164	$200	$205	$218	$308

Basic earnings per share	(48%)		(18%)	$.14	$.17	$.18	$.19	$.27
Diluted earnings per share	(48%)		(18%)	$.14	$.17	$.18	$.19	$.27
Dividends declared per common share	—		—	$.06	$.06	$.06	$.06	$.06
Weighted-average common shares outstanding—diluted	—		—	1,163	1,163	1,160	1,156	1,158

Performance Measures
Pre-tax profit margin				27.0%	31.7%	30.9%	32.0%	39.5%
Return on stockholders’ equity (annualized)				13%	17%	18%	21%	30%

	Q4-09 % change			2009				2008
(In millions, except per share amounts and as noted)	vs. Q4-08		vs. Q3-09	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Financial Condition (at quarter end, in billions)
Cash and investments segregated	25%		6%	$18.4	$17.4	$15.5	$15.9	$14.7
Receivables from brokerage clients	21%		9%	$8.6	$7.9	$7.7	$6.3	$7.1
Loans to banking clients	22%		6%	$7.3	$6.9	$6.5	$6.3	$6.0
Total assets	46%		11%	$75.4	$68.0	$62.3	$54.9	$51.7
Deposits from banking clients	63%		9%	$38.8	$35.5	$31.7	$26.6	$23.8
Payables to brokerage clients	29%		12%	$26.2	$23.4	$21.6	$20.6	$20.3
Long-term debt(3)	67%		—	$1.5	$1.5	$1.6	$.8	$.9
Stockholders’ equity	24%		4%	$5.1	$4.9	$4.6	$4.3	$4.1

Other
Full-time equivalent employees (at quarter end, in thousands)	(7%)		2%	12.4	12.2	12.1	12.4	13.4
Annualized net revenues per average full-time equivalent employee (in thousands)	(15%)		(3%)	$321	$331	$356	$350	$378
Capital expenditures—cash purchases of equipment, office facilities, and property, net (in millions)	(52%)		(9%)	$32	$35	$41	$31	$67

Asset Management and Administration Fees
Asset management and administration fees before money market mutual fund fee waivers	3%		3%	$546	$529	$516	$508	$528
Money market mutual fund fee waivers	N/	M	41%	(110)	(78)	(30)	(6)	—

Asset management and administration fees	(17%)		(3%)	$436	$451	$486	$502	$528

Clients’ Daily Average Trades (in thousands)
Revenue trades(4)	(26%)		(3%)	266.3	273.7	301.2	302.9	358.3
Investor Services(5)	(23%)		(12%)	22.0	25.0	26.3	27.7	28.7
Advisor Services(5)	(51%)		(2%)	18.1	18.4	20.8	27.4	36.6
Corporate and Retirement Services(5)	(13%)		—	1.4	1.4	1.4	1.4	1.6

Total	(28%)		(3%)	307.8	318.5	349.7	359.4	425.2

Average Revenue Per Revenue Trade(4)	(7%)		(2%)	$13.59	$13.93	$13.84	$14.06	$14.63

(1)	The first quarter of 2009 includes a $26 million gain relating to the repurchase of junior subordinated notes.
(2)

The first quarter of 2009 includes charges of $19 million for individual client complaints and arbitration claims relating to Schwab YieldPlus Fund® investments (collectively YieldPlus Expenses), offset by $30 million of insurance recoveries, resulting in a net credit of $11 million in other expense for the quarter. YieldPlus Expenses and insurance recoveries in the fourth quarter, third quarter, and second quarter of 2009 and fourth quarter of 2008 were not material.

(footnotes continued on following page)

(3)	In the second quarter of 2009, the Company issued $750 million of Senior Notes that mature in 2014.
(4)	Includes all client trades that generate either commission revenue or revenue from principal markups (i.e., fixed income); also known as DART.
(5)	Includes eligible trades executed by clients who participate in one or more of the Company’s asset-based pricing relationships.
N/M	Not meaningful.

Capital Ratios

As a savings and loan holding company, CSC is not subject to specific statutory capital requirements. However, CSC is required to maintain capital that is sufficient to support the holding company and its subsidiaries’ business activities, and the risks inherent in the activities. To help manage capital adequacy, CSC currently utilizes a target Tier 1 Leverage Ratio, as defined by the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), of at least 6%. CSC’s Tier 1 Leverage Ratio decreased slightly in the fourth quarter of 2009 due to strong balance sheet growth, but remained well above the 6% target.

Similarly, although CSC is not subject to the Tier 1 Capital Ratio of at least 5% required by the Federal Reserve Board for financial holding companies, we monitor that ratio as part of our capital management. The Tier 1 Capital Ratio remained well above 5% throughout 2009, with a moderate decline due to strong balance sheet growth.

Additionally, we track the Company’s Tangible Common Equity Ratio, which also declined moderately during 2009 due to strong balance sheet growth. The Tangible Common Equity Ratio remained at or above 6% throughout the year.

Interest Rate Environment

The difficult market conditions in 2009 continue to adversely affect the Company’s net revenues.

While the Company generally earns asset management and administration fees based upon daily balances of certain client assets, these fees are currently being affected by the interest rate environment as well. The overall yields on certain money market mutual funds have fallen to levels at or below the management fees on those funds, and the Company continues to waive a portion of its fees which it began to do in the first quarter of 2009, in order to continue providing a positive return to clients. These and other money market mutual funds may continue to find it necessary to replace maturing securities with lower yielding securities as a result of the current interest rate environment and the overall yield on such funds may fall below or further below the management fees on those funds. To the extent this occurs, the amount of fees waived may increase from fourth quarter 2009 levels, which would adversely affect asset management and administration fees.

Given the low interest rate environment, the Company’s revenue from interest-earning assets, such as securities held and loans to clients, has been declining more than the interest that the Company pays on funding sources, such as client deposits. The Company’s ability to reduce the interest paid on funding sources has been limited as short-term rates have approached zero.

If the Federal Funds rate remains at year end 2009 levels through 2010, and assuming moderate increases in the S&P 500 index and slight declines in client daily average revenue trades, the Company anticipates that net revenues will grow slightly in 2010, its expenses would rise slightly faster as it invests for continued growth, and its pre-tax profit margin would therefore be slightly below the 30% level reported for 2009. To the extent that the Federal Funds rate rises moderately during 2010, the Company would expect to achieve stronger net revenue growth relative to the flat-interest scenario and a pre-tax profit margin moderately higher than 2009’s result.

The offering

Common stock offered	26,316,000 shares

Over-allotment option	We have granted the underwriters a 30-day option to purchase a maximum of 3,947,400 additional shares of common stock to cover over-allotments, if any.

Common stock to be outstanding after this offering	1,188,423,608 shares (1,192,371,008 shares if the underwriters exercise their over-allotment option in full).

Use of proceeds	We estimate that the net proceeds from this offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $480.8 million (approximately $552.9 million if the underwriters exercise their over-allotment option in full), assuming a public offering price of $19.00 per share, which was the last reported sale price of our common stock on the NASDAQ Stock Market on January 15, 2010.

We intend to use the net proceeds of this offering to support balance sheet growth, including expansion of our deposit base and potential migration of certain client balances from money market funds into Schwab Bank, which may be subject to notice and/or approvals from regulators and clients.

Certain U.S. federal income tax considerations	You should consult your tax advisor with respect to the U.S. federal income tax consequences of owning our common stock in light of your particular situation and with respect to any tax consequences arising under the laws of any state, local, foreign or other taxing jurisdiction. See “Material United States federal income and estate tax consequences to non-U.S. holders.”

Risk factors	See “Risk factors” beginning on page S-11 of this prospectus supplement and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of the factors you should carefully consider before deciding to invest in our common stock.

NASDAQ Stock Market Symbol	SCHW

The number of shares of our common stock to be outstanding immediately after the offering is based on 1,162,107,608 shares outstanding as of December 31, 2009 and excludes (i) 57,211,927 shares issuable upon exercise of outstanding stock options, (ii) 1,683,799 shares issuable upon vesting with respect to outstanding restricted stock units and (iii) 229,983,936 shares of our common stock held in treasury.

Unless we specifically state otherwise, information in this prospectus supplement regarding the number of shares of our common stock outstanding after this offering also assumes that the underwriters do not exercise their option to purchase up to 3,947,400 of additional shares of our common stock within 30 days of the date of this prospectus supplement.

Summary historical selected financial data

The following is the summary consolidated financial data for the Company for the nine-month periods ended September 30, 2009 and 2008 and the years ended December 31, 2008, 2007, 2006, 2005 and 2004.

The summary consolidated financial data for each of the five years ended December 31, 2008, 2007, 2006, 2005 and 2004 are derived from our audited consolidated financial statements. Our consolidated financial statements for each of the five fiscal years ended December 31, 2008, 2007, 2006, 2005 and 2004 were audited by Deloitte & Touche LLP, an independent registered public accounting firm. The summary condensed consolidated financial data for the Company for the nine-month periods ended September 30, 2009 and 2008 are derived from our unaudited condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q for the quarters ended September 30, 2009 and September 30, 2008, and, in our opinion, such financial statements reflect all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the data for those periods. Our results of operations for the nine-month period ended September 30, 2009, may not be indicative of results that may be expected for the full fiscal year.

The summary below should be read in conjunction with our unaudited condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, and our audited consolidated financial statements, and the related notes thereto, and the other detailed information contained in our 2008 Annual Report on Form 10-K for the year ended December 31, 2008, as updated by CSC’s Current Report on Form 8-K filed on June 1, 2009 relating to CSC’s realigned segment reporting structure and the retrospective adjustment to previously reported earnings per share data as a result of the adoption of a new accounting standard. For more information, see the section entitled “Where you can find more information.”

Selected Financial and Operating Data

	Nine Months Ended September 30,		Year Ended December 31,
(In Millions, Except Per Share Amounts, Ratios, or as Noted)	(Unaudited) 2009	(Unaudited) 2008	2008	2007	2006	2005	2004
Results of Operations
Net revenues	$3,207	$3,866	$5,150	$4,994	$4,309	$3,619	$3,416
Expenses excluding interest	$2,197	$2,345	$3,122	$3,141	$2,833	$2,592	$2,869
Income from continuing operations	$623	$922	$1,230	$1,120	$891	$634	$350
Net income(1)	$623	$904	$1,212	$2,407	$1,227	$725	$286
Income from continuing operations per share—basic(2)	$.54	$.80	$1.07	$.93	$.70	$.49	$.26
Income from continuing operations per share—diluted(2)	$.54	$.80	$1.06	$.92	$.69	$.48	$.26
Basic earnings per share(1, 2, 3)	$.54	$.79	$1.06	$1.98	$.96	$.56	$.21
Diluted earnings per share (1, 2, 3)	$.54	$.78	$1.05	$1.96	$.95	$.55	$.21
Dividends declared per common share	$.180	$.160	$.220	$.200	$.135	$.089	$.074
Special dividend declared per common share	$—	$—	$—	$1.00	$—	$—	$—
Weighted-average common shares outstanding—diluted	1,160	1,157	1,157	1,222	1,286	1,308	1,365
Asset management and administration fees as a percentage of net revenues	45%	47%	46%	47%	45%	46%	45%

	Nine Months Ended September 30,		Year Ended December 31,
(In Millions, Except Per Share Amounts, Ratios, or as Noted)	(Unaudited) 2009	(Unaudited) 2008	2008	2007	2006	2005	2004
Net interest revenue as a percentage of net revenues	28%	33%	32%	33%	33%	28%	21%
Trading revenue as a percentage of net revenues(4)	24%	19%	21%	17%	18%	21%	30%
Effective income tax rate on income from continuing operations	38.3%	39.4%	39.3%	39.6%	39.6%	38.3%	36.0%
Capital expenditures—purchases of equipment, office facilities, and property, net(5)	$107	$127	$194	$168	$59	$78	$177
Capital expenditures, net, as a percentage of net revenues	3%	3%	4%	3%	1%	2%	5%

Performance Measures
Net revenue (decline) growth	(17)%	6%	3%	16%	19%	6%	5%
Pre-tax profit margin from continuing operations	31.5%	39.3%	39.4%	37.1%	34.3%	28.4%	16.0%
Return on stockholders’ equity (annualized)	19%	31%	31%	55%	26%	16%	6%

Financial Condition (at period end)
Total assets	$67,984	$52,760	$51,675	$42,286	$48,992	$47,351	$47,133
Long-term debt	$1,516	$881	$883	$899	$388	$462	$533
Stockholders’ equity	$4,903	$4,063	$4,061	$3,732	$5,008	$4,450	$4,386
Assets to stockholders’ equity ratio	14	13	13	11	10	11	11
Long-term debt to total financial capital (long-term debt plus stockholders’ equity)	24%	18%	18%	19%	7%	9%	11%

Employee Information
Full-time equivalent employees(6) (at period end, in thousands)	12.2	13.5	13.4	13.3	12.4	11.6	11.8
Net revenues per average full-time equivalent employee (annualized, in thousands)	$345	$384	$383	$387	$362	$319	$260

Note:	All information contained in this table is presented on a continuing basis unless otherwise noted.
(1)	Net income in 2007 includes a gain of $1.2 billion, after tax, on the sale of U.S. Trust.
(2)	The earnings per share data has been recomputed in accordance with FASB Staff Position on Emerging Issues Task Force Issue 03-6-1, which the Company adopted on January 1, 2009.
(3)	Both basic and diluted earnings per share include discontinued operations.
(4)	Trading revenue includes commission and principal transaction revenues.
(5)	Capital expenditures in 2006 are presented net of proceeds of $63 million primarily from the sale of a data center and in 2005 are presented net of proceeds of $20 million from the sale of equipment.
(6)	Full-time equivalent employees in 2007 includes 365 employees related to the acquisition of The 401(k) Company on March 31, 2007.

Risk factors

Any investment in our common stock involves a high degree of risk. You should carefully consider, among other things, the matters discussed under “Risk factors” in our Annual Report on Form 10-K for the year ended December 31, 2008, and in other documents that are incorporated by reference in this prospectus supplement and the accompanying prospectus. In addition to these matters, you should carefully consider the risks described below and all of the information contained in and incorporated by reference in this prospectus supplement and the accompanying prospectus before deciding whether to purchase our common stock. The risks and uncertainties described below and those incorporated by reference herein are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of the risks described below or incorporated by reference herein actually occur, our business, financial condition and results of operations could be materially adversely affected. In that event, the trading price of our common stock could decline, and you might lose all or part of your investment in our common stock. The risks described below or incorporated by reference herein also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See “Forward-looking statements.”

RISKS RELATED TO THIS OFFERING

The stock price of financial institutions, like CSC, can be volatile.

Our stock price has fluctuated historically, and may continue to fluctuate. Among the factors that may affect the volatility of our stock price are the following:

•

speculation in the investment community or the press about, or actual changes in, the Company’s competitive position, organizational structure, executive team, operations, financial condition, financial reporting and results, effectiveness of cost reduction initiatives, or strategic transactions;

•	the announcement of new products, services, acquisitions, or dispositions by the Company or its competitors;

•	increases or decreases in revenue or earnings, changes in earnings estimates by the investment community and variations between estimated financial results and actual financial results.

Changes in the stock market generally or as it concerns our industry, as well as geopolitical, economic and business factors unrelated to us, may also affect our stock price.

Future sales of our common stock in the public market could adversely affect the trading price of our common stock and our ability to raise funds in new equity offerings.

The issuance of the shares in this offering could have the effect of depressing the market price of our common stock. Sales by us or by our stockholders of a substantial number of shares of our common stock in the public market following this offering, or the perception that these sales might occur, could cause the market price of our common stock to decline or could impair our ability to raise capital through a future sale of our equity securities.

In connection with this offering, we and our executive officers and directors have agreed, subject to agreed upon exceptions, not to offer, sell, contract to sell or otherwise dispose of, directly or indirectly, or hedge our common stock or securities convertible into or exchangeable or exercisable for our common stock without the prior written consent of the representative of the underwriters for a period of 60 days

Risk factors

after the date of this prospectus supplement. None of our other officers or stockholders have entered into any such lock-up agreement.

Our certificate of incorporation authorizes our Board of Directors to, among other things, issue additional shares of common or preferred stock or securities convertible or exchangeable into equity securities, without stockholder approval. We may issue such additional equity or convertible securities to raise additional capital. The issuance of any additional shares of common or preferred stock or convertible securities could be substantially dilutive to stockholders of our common stock. Moreover, to the extent that we issue restricted stock awards or restricted stock units, stock appreciation rights, options or warrants to purchase our common stock in the future and those stock appreciation rights, options or warrants are exercised or as the restricted stock units vest, our stockholders may experience further dilution. Holders of our shares of common stock have no preemptive rights that entitle holders to purchase their pro rata share of any offering of shares of any class or series and, therefore, such sales or offerings could result in increased dilution to our stockholders.

We may not pay dividends on our common stock in the future.

Holders of our common stock are only entitled to receive dividends as our Board of Directors may declare out of funds legally available for such payments. The declaration and payment of future dividends to holders of our common stock will be at the discretion of our Board of Directors and will depend upon many factors, including our financial condition, earnings, compliance with debt instruments, legal requirements and other factors as our Board of Directors deems relevant.

Offerings of debt, which would be senior to our common stock, and/or preferred equity securities which may be senior to our common stock for purposes of dividend distributions or upon liquidation, may adversely affect the market price of our common stock.

We may attempt to increase our capital resources by issuing debt or preferred equity securities, including trust preferred securities, senior or subordinated notes and preferred stock. Holders of our debt securities may be entitled to regular interest payments and may receive a security interest in our assets. Upon liquidation, holders of our debt securities and shares of preferred stock and lenders with respect to other borrowings will receive distributions of our available assets prior to the holders of our common stock.

Our Board of Directors is authorized to issue one or more classes or series of preferred stock from time to time without any action on the part of the stockholders. Our Board of Directors also has the power, without stockholder approval, to set the terms of any such classes or series of preferred stock that may be issued, including voting rights, dividend rights, and preferences over our common stock with respect to dividends or upon our dissolution, winding-up and liquidation and other terms.

Therefore, if we issue preferred stock in the future that has a preference over our common stock with respect to the payment of dividends or upon our liquidation, dissolution, or winding up, or if we issue preferred stock with voting rights that dilute the voting power of our common stock, the rights of holders of our common stock or the market price of our common stock could be adversely affected.

We will retain broad discretion in using the net proceeds from this offering, and may use the proceeds for corporate purposes that may not increase our market value or make us more profitable.

We intend to retain and invest the net proceeds of this offering pending our use of the net proceeds to support balance sheet growth, including expansion of our deposit base and potential migration of certain

Risk factors

client balances from money market funds into Schwab Bank, which may be subject to notice and/or approvals from regulators and clients. Our management will retain broad discretion with respect to the allocation of the net proceeds of this offering. The net proceeds may be applied in ways with which you and the other investors in the offering may not agree, and to the extent not used, may result in an excess of capital. Moreover, our management may use the proceeds for corporate purposes that may not increase our market value or make us more profitable.

Use of proceeds

We estimate that the net proceeds from this offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $480.8 million (approximately $552.9 million if the underwriters exercise their over-allotment option in full), assuming a public offering price of $19.00 per share, which was the last reported sale price of our common stock on the NASDAQ Stock Market on January 15, 2010.

We intend to use the net proceeds of this offering to support balance sheet growth, including expansion of our deposit base and potential migration of certain client balances from money market funds into Schwab Bank, which may be subject to notice and/or approvals from regulators and clients.

Price range of common stock

Our common stock is traded on the NASDAQ Stock Market under the symbol “SCHW.” As of December 31, 2009, we had 1,162,107,608 shares of common stock outstanding. On December 31, 2009, there were 8,744 holders of record.

The following table sets forth the high and low sales prices of our common stock as reported by the NASDAQ Stock Market for the periods indicated. The source of the data presented below is Nasdaq Online, a service for Nasdaq-listed companies.

	Low	High
2010
First Quarter (through January 15, 2010)	$19.00	$19.78

2009
Fourth Quarter	$16.94	$19.49
Third Quarter	$16.47	$19.45
Second Quarter	$15.31	$18.92
First Quarter	$11.34	$16.63

2008
Fourth Quarter	$14.59	$24.37
Third Quarter	$18.78	$26.00
Second Quarter	$18.31	$22.78
First Quarter	$18.04	$24.78

2007
Fourth Quarter	$21.60	$25.55
Third Quarter	$17.90	$22.48
Second Quarter	$18.55	$22.69
First Quarter	$17.76	$20.35

The foregoing table shows only historical data. This data may not provide meaningful information to you in determining whether to purchase shares of our common stock. You are urged to obtain current market quotations for our common stock and to review carefully the other information contained in or incorporated by reference into the prospectus.

On January 15, 2010, the last reported price of our common stock on the NASDAQ Stock Market was $19.00 per share.

Dividends

The following table sets forth, for the periods indicated, the cash dividends per share declared and paid for our common stock.

Dividends paid per common share
2009
Fourth Quarter	$0.06
Third Quarter	$0.06
Second Quarter	$0.06
First Quarter	$0.06

2008
Fourth Quarter	$0.06
Third Quarter	$0.06
Second Quarter	$0.05
First Quarter	$0.05

2007
Fourth Quarter	$0.05
Third Quarter	$1.05
Second Quarter	$0.05
First Quarter	$0.05

The amounts of future dividends will depend upon earnings, overall financial condition and capital requirements, as well as general business and market conditions, and will be determined by our Board of Directors on a quarterly basis. We cannot assure you that the current $0.06 quarterly cash dividend will not be reduced in the future. See also “Risk factors—Risks related to this offering—We may not pay dividends on our common stock in the future.”

Capitalization

The following table sets forth the consolidated cash and cash equivalents and capitalization of CSC at September 30, 2009:

➢	on an actual basis;

➢

on an as adjusted basis, giving effect to this offering and the application of the net proceeds thereof, assuming a public offering price of $19.00 per share, which was the last reported sale price of our common stock on the NASDAQ Stock Market on January 15, 2010.

You should read the following table together with CSC’s consolidated financial statements and notes thereto included in CSC’s Annual Report on Form 10-K for the year ended December 31, 2008, as updated by CSC’s Current Report on Form 8-K filed on June 1, 2009 relating to CSC’s realigned segment reporting structure and the retrospective adjustment to previously reported earnings per share data as a result of the adoption of a new accounting standard, and Quarterly Report on Form 10-Q for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009, all of which are incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of September 30, 2009
Capitalization—assumes newly issued shares from common stock (In millions, except share and per share amounts)	Actual	As Adjusted
Cash and cash equivalents(1)	$8,116	$8,597

Long-term debt	$1,516	$1,516

Stockholders’ equity:
Preferred stock—9,940,000 shares authorized; $.01 par value per share; none issued	$—	$—
Common stock—3 billion shares authorized; $.01 par value per share; 1,392,091,544 shares issued—actual; 1,418,407,544 shares—as adjusted	14	14
Additional paid-in capital	2,278	2,759
Retained earnings	7,149	7,149
Treasury stock, at cost—230,052,516 shares	(4,292)	(4,292)
Accumulated other comprehensive loss	(246)	(246)

Total stockholders’ equity	$4,903	$5,384

Total capitalization	$6,419	$6,900

(1)	The cash and cash equivalents amount is reported on a consolidated basis, and includes cash held by us and our subsidiaries, including Schwab Bank. Our access to any cash held by our subsidiaries is subject to regulatory, statutory and other applicable requirements, including separate holding company and thrift capital regulatory requirements and statutory limits on dividends.

As of December 31, 2009, 1,162,107,608 shares were outstanding on an actual basis, and 1,188,423,608 were outstanding on an adjusted basis, in each case, excluding (i) 57,211,927 shares issuable upon exercise of outstanding stock options, (ii) 1,683,799 shares issuable upon vesting with respect to outstanding restricted stock units and (iii) 229,983,936 shares of our common stock held in treasury.

Material United States federal income and estate tax consequences to non-U.S. holders

The following is a summary of the material United States federal income and estate tax consequences of the purchase, ownership and disposition of our common stock as of the date of this prospectus supplement. Except where noted, this summary deals only with common stock that is held as a capital asset by a non-U.S. holder.

A “non-U.S. holder” means a person (other than a partnership) that is not for United States federal income tax purposes any of the following:

➢	an individual citizen or resident of the United States;

➢

a corporation (or any other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

➢	an estate the income of which is subject to United States federal income taxation regardless of its source; or

➢

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”) and regulations, rulings and judicial decisions as of the date of this prospectus. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income and estate tax consequences different from those summarized below. This summary does not address all aspects of United States federal income and estate taxes and does not deal with foreign, state, local or other tax considerations that may be relevant to non-U.S. holders in light of their personal circumstances. In addition, it does not represent a detailed description of the United States federal income and estate tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws (including if you are a United States expatriate, “controlled foreign corporation,” “passive foreign investment company,” a partnership or other pass-through entity for United States federal income tax purposes). A change in law could alter significantly the tax considerations that we describe in this summary.

If a partnership holds our common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our common stock, you should consult your tax advisors.

If you are considering the purchase of our common stock, you should consult your own tax advisors concerning the particular United States federal income and estate tax consequences to you of the ownership of our common stock, as well as the consequences to you arising under the laws of any other taxing jurisdiction.

Material United States federal income and estate tax consequences to non-U.S. holders

DIVIDENDS

Dividends paid to a non-U.S. holder of our common stock generally will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, where a tax treaty applies, are attributable to a United States permanent establishment of the non-U.S. holder) are not subject to the withholding tax, provided certain certification and disclosure requirements are satisfied. Instead, such dividends are subject to United States federal income tax on a net income basis in the same manner as if the non-U.S. holder were a United States person as defined under the Code. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. A non-U.S. holder of our common stock who wishes to claim the benefit of an applicable treaty rate for dividends will be required to complete Internal Revenue Service Form W-8BEN (or other applicable form) and certify under penalty of perjury that such holder is eligible for benefits under the applicable treaty. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals. In addition, Treasury regulations provide special procedures for payments of dividends through certain intermediaries.

A non-U.S. holder of our common stock eligible for a reduced rate of United States withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the Internal Revenue Service.

GAIN ON DISPOSITION OF COMMON STOCK

Any gain realized on the disposition of our common stock generally will not be subject to United States federal income tax unless:

➢

the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the non-U.S. holder);

➢	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

➢	we are or have been a “United States real property holding corporation” for United States federal income tax purposes and certain other conditions are met.

An individual non-U.S. holder described in the first bullet point immediately above will be subject to tax on the net gain derived from the sale under regular graduated United States federal income tax rates. An individual non-U.S. holder described in the second bullet point immediately above will be subject to a flat 30% tax on the gain derived from the sale, which may be offset by United States source capital losses, even though the individual is not considered a resident of the United States. If a non-U.S. holder that is a foreign corporation falls under the first bullet point immediately above, it will be subject to tax on its net gain in the same manner as if it were a United States person as defined under the Code and, in addition, may be subject to the branch profits tax equal to 30% of its effectively connected earnings and profits or at such lower rate as may be specified by an applicable income tax treaty.

We believe we are not and do not anticipate becoming a “United States real property holding corporation” for United States federal income tax purposes.

Material United States federal income and estate tax consequences to non-U.S. holders

FEDERAL ESTATE TAX

Common stock held by an individual (whether or not a non-U.S. holder) at the time of death will be included in such holder’s gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

INFORMATION REPORTING AND BACKUP WITHHOLDING

We must report annually to the Internal Revenue Service and to each non-U.S. holder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.

A non-U.S. holder will be subject to backup withholding for dividends paid to such holder unless such holder certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a United States person as defined under the Code), or such holder otherwise establishes an exemption.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale of our common stock within the United States or conducted through certain United States-related financial intermediaries, unless the beneficial owner provides a properly executed Internal Revenue Service Form W-8BEN (or other applicable form) and certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code) or such owner otherwise establishes an exemption. Certain stockholders, including all corporations, are exempt from the backup withholding rules.

Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s United States federal income tax liability provided the required information is furnished to the Internal Revenue Service.

Certain ERISA considerations

Our common stock may be acquired by an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, or ERISA, or by an individual retirement account or other plan subject to Section 4975 of the Code. A fiduciary of an employee benefit plan subject to ERISA must determine that the purchase of our common stock is consistent with its fiduciary duties under ERISA. The fiduciary of an ERISA plan, as well as any other prospective plan investor subject to Section 4975 of the Code must also determine that its acquisition of our common stock will not result in a non-exempt prohibited transaction as defined in Section 406 of ERISA and Section 4975 of the Code.

Governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) are not subject to the fiduciary responsibility or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, non-U.S. or other laws, which we refer to as Similar Laws. Each holder of our common stock who has acquired our common stock with the assets of any plan, account or other arrangement which is subject to Section 406 of ERISA, Section 4975 of the Code, or any Similar Law, each of whom we refer to as a Plan Investor, will be deemed to have represented by its acquisition of our common stock that it has not relied on our advice, the advice of the underwriters or the advice of any of our affiliates in reaching the decision to acquire our common stock, and that its acquisition of our common stock does not constitute or give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation of any applicable Similar Law. The sale of common stock to any Plan Investor is in no respect a representation by us, the underwriters or any of our or their respective affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by Plan Investors generally or any particular Plan Investor, or that such an investment is appropriate for Plan Investors generally or any particular Plan Investor.

The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in a breach of fiduciary duty or a non-exempt prohibited transaction, it is particularly important that fiduciaries, or other persons considering purchasing our common stock on behalf of, or with the assets of, any Plan Investor, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment.

Underwriting

We are offering the shares of our common stock described in this prospectus supplement and the accompanying prospectus through the underwriters named below. UBS Securities LLC is the sole book-running manager of this offering and the representative of the underwriters. We have entered into an underwriting agreement with the representative. Subject to the terms and conditions of the underwriting agreement, each of the underwriters has severally agreed to purchase the number of shares of common stock listed next to its name in the following table.

Underwriters	Number of shares
UBS Securities LLC
Citigroup Global Markets Inc.
J.P. Morgan Securities Inc.
Credit Suisse Securities (USA) LLC
Wells Fargo Securities, LLC
BNY Mellon Capital Markets, LLC
Calyon Securities (USA) Inc.
PNC Capital Markets LLC

Total	26,316,000

The underwriting agreement provides that the underwriters must buy all of the shares if they buy any of them. However, the underwriters are not required to take or pay for the shares covered by the underwriters’ over-allotment option described below.

Our common stock is offered subject to a number of conditions, including:

➢	receipt and acceptance of our common stock by the underwriters, and

➢	the underwriters’ right to reject orders in whole or in part.

In connection with this offering, certain of the underwriters or securities dealers may distribute prospectuses electronically.

OVER-ALLOTMENT OPTION

We have granted the underwriters an option to buy up to an aggregate of 3,947,400 of additional shares of our common stock. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with this offering. The underwriters have 30 days from the date of this prospectus supplement to exercise this option. If the underwriters exercise this option, they will each purchase additional shares approximately in proportion to the amounts specified in the table above.

COMMISSIONS AND DISCOUNTS

Shares sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement. Any shares sold by the underwriters to securities dealers may be sold at a discount of up to $             per share from the public offering price. Any of these securities dealers may resell any shares purchased from the underwriters to other brokers or dealers at a discount of up to $             per share from the public offering price. Sales of shares made outside the US may be

Underwriting

made by affiliates of the underwriters. If all the shares are not sold at the public offering price, the representative may change the offering price and the other selling terms. Upon execution of the underwriting agreement, the underwriters will be obligated to purchase the shares at the prices and upon the terms stated therein.

The following table shows the per share and total underwriting discounts and commissions we will pay to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares of our common stock.

	No exercise	Full exercise
Per share	$	$
Total	$	$

We estimate that the total expenses of this offering payable by us, not including the underwriting discounts and commissions, will be approximately $500,000.

NO SALES OF SIMILAR SECURITIES

We and our executive officers and directors have entered into lock-up agreements with the underwriters. Under these agreements, subject to certain exceptions, we and each of these persons may not, without the prior written approval of UBS Securities LLC, offer, sell, contract to sell or otherwise dispose of, directly or indirectly, or hedge our common stock or securities convertible into or exchangeable or exercisable for our common stock. These restrictions will be in effect for a period of 60 days after the date of this prospectus supplement. At any time and without public notice, UBS Securities LLC, may, in its sole discretion, release some or all of the securities from these lock-up agreements.

INDEMNIFICATION

We have agreed to indemnify the underwriters against certain liabilities, including certain liabilities under the Securities Act. If we are unable to provide this indemnification, we have agreed to contribute to payments the underwriters may be required to make in respect of those liabilities.

NASDAQ STOCK MARKET LISTING

Our common stock is listed on the NASDAQ Stock Market under the symbol “SCHW.”

PRICE STABILIZATION, SHORT POSITIONS

In connection with this offering, the underwriters may engage in activities that stabilize, maintain or otherwise affect the price of our common stock, including:

➢	stabilizing transactions;

➢	short sales;

➢	purchases to cover positions created by short sales;

➢	imposition of penalty bids; and

➢	syndicate covering transactions.

Underwriting

Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of our common stock while this offering is in progress. These transactions may also include making short sales of our common stock, which involve the sale by the underwriters of a greater number of shares of common stock than they are required to purchase in this offering, and purchasing shares of common stock on the open market to cover positions created by short sales. Short sales may be “covered short sales,” which are short positions in an amount not greater than the underwriters’ over-allotment option referred to above, or may be “naked short sales,” which are short positions in excess of that amount.

The underwriters may close out any covered short position by either exercising their over-allotment option, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option.

Naked short sales are short sales made in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market that could adversely affect investors who purchased in this offering.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representative has repurchased shares sold by or for the account of that underwriter in stabilizing or short covering transactions.

As a result of these activities, the price of our common stock may be higher that the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. The underwriters may carry out these transactions on The NASDAQ Stock Market, in the over-the-counter market or otherwise.

AFFILIATIONS

Certain of the underwriters and their affiliates have in the past provided, are currently providing and may in the future from time to time provide, investment banking and other financing, trading, banking, research, transfer agent and trustee services to the Company or its subsidiaries (including as parties to the Company’s credit agreement), for which they have in the past received, and may currently or in the future receive, customary fees and expenses.

Notice to investors

EUROPEAN ECONOMIC AREA

In relation to each Member State of the European Economic Area, or EEA, which has implemented the Prospectus Directive (each, a “Relevant Member State”) with effect from, and including, the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), an offer to the public of our securities which are the subject of the offering contemplated by this prospectus may not be made in that Relevant Member State, except that, with effect from, and including, the Relevant Implementation Date, an offer to the public in that Relevant Member State of our securities may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

a) to legal entities which are authorized or regulated to operate in the financial markets, or, if not so authorized or regulated, whose corporate purpose is solely to invest in our securities;

b) to any legal entity which has two or more of: (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

c) to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representative for any such offer; or

d) in any other circumstances falling within Article 3(2) of the Prospectus Directive provided that no such offer of our securities shall result in a requirement for the publication by us or any underwriter or agent of a prospectus pursuant to Article 3 of the Prospectus Directive.

As used above, the expression “offered to the public” in relation to any of our securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and our securities to be offered so as to enable an investor to decide to purchase or subscribe for our securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

The EEA selling restriction is in addition to any other selling restrictions set out in this prospectus.

UNITED KINGDOM

This prospectus is only being distributed to and is only directed at: (1) persons who are outside the United Kingdom; (2) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”); or (3) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons falling within (1)-(3) together being referred to as “relevant persons”). The shares are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such shares will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this prospectus or any of its contents.

SWITZERLAND

The Prospectus does not constitute an issue prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations (“CO”) and the shares will not be listed on the SIX Swiss Exchange. Therefore, the Prospectus may not comply with the disclosure standards of the CO and/or the listing rules (including any prospectus schemes) of the SIX Swiss Exchange. Accordingly, the shares may not be offered to the public in or from Switzerland, but only to a selected and limited circle of investors, which do not subscribe to the shares with a view to distribution.

Notice to investors

HONG KONG

Our securities may not be offered or sold in Hong Kong, by means of this prospectus or any document other than (i) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (ii) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong). No advertisement, invitation or document relating to our securities may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere) which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

SINGAPORE

This document has not been registered as a prospectus with the Monetary Authority of Singapore and in Singapore, the offer and sale of our securities is made pursuant to exemptions provided in sections 274 and 275 of the Securities and Futures Act, Chapter 289 of Singapore (“SFA”). Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of our securities may not be circulated or distributed, nor may our securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor as defined in Section 4A of the SFA pursuant to Section 274 of the SFA, (ii) to a relevant person as defined in section 275(2) of the SFA pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with the conditions (if any) set forth in the SFA. Moreover, this document is not a prospectus as defined in the SFA. Accordingly, statutory liability under the SFA in relation to the content of prospectuses would not apply. Prospective investors in Singapore should consider carefully whether an investment in our securities is suitable for them.

Where our securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a) a corporation (which is not an accredited investor as defined in Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

shares of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for six months after that corporation or that trust has acquired the shares under Section 275 of the SFA, except:

(1) to an institutional investor (for corporations under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or any person pursuant to an offer that is made on terms that such

Notice to investors

shares of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions, specified in Section 275 of the SFA;

(2) where no consideration is given for the transfer; or

(3) where the transfer is by operation of law.

In addition, investors in Singapore should note that the securities acquired by them are subject to resale and transfer restrictions specified under Section 276 of the SFA, and they, therefore, should seek their own legal advice before effecting any resale or transfer of their securities.

JAPAN

Our securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and our securities will not be offered or sold, directly or indirectly, in Japan, or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan, or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Validity of Securities

The validity of the issuance of the common stock offered hereby by us will be passed upon for us by Howard Rice Nemerovski Canady Falk & Rabkin, A Professional Corporation, San Francisco, California. Directors of that firm beneficially own an aggregate of less than 1% of CSC’s common stock. The underwriters have been represented by Simpson Thacher & Bartlett LLP, New York, New York.

Experts

Our consolidated financial statements as of December 31, 2008 and 2007, and for each of the years in the three-year period ended December 31, 2008, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2008, have been incorporated by reference herein in reliance upon the reports of Deloitte & Touche LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The Charles Schwab Corporation

Debt Securities

Preferred Stock

Depositary Shares

Common Stock

Purchase Contracts

Warrants

Units Consisting of Two or More Securities

Schwab Capital Trust II	Schwab Capital Trust III

Trust Preferred Securities

Fully and Unconditionally Guaranteed by The Charles Schwab Corporation

The Charles Schwab Corporation from time to time may offer and sell debt securities, preferred stock, depositary shares, common stock, purchase contracts, warrants and units consisting of two or more of the securities being offered by this prospectus. Our debt securities, preferred stock, purchase contracts and warrants may be convertible into or exchangeable for shares of our common stock or other securities.

Schwab Capital Trust II and Schwab Capital Trust III are Delaware statutory trusts and are referred to as the trusts. Each trust may from time to time:

•	sell trust preferred securities representing undivided beneficial interests in the trust to the public;

•	sell trust common securities representing undivided beneficial interests in the trust to The Charles Schwab Corporation;

•	use the proceeds from these sales to buy an equal principal amount of junior subordinated debentures of The Charles Schwab Corporation; and

•	distribute the cash payments it receives or the junior subordinated debentures it owns to the holders of the trust preferred and trust common securities.

We will fully and unconditionally guarantee the payment by the trusts of the trust preferred securities based on obligations discussed in this prospectus. This is called the trust preferred securities guarantee.

The common stock of The Charles Schwab Corporation is listed on the NASDAQ Global Select Market and trades under the symbol “SCHW.”

We will provide the specific terms of any securities to be offered and the specific manner in which they may be offered in supplements to this prospectus. You should read this prospectus and the accompanying prospectus supplement or supplements carefully before you invest.

This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement for those securities.

These securities are not deposits or other obligations of any bank or savings association and the securities are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Neither the Securities and Exchange Commission, any state securities commission, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Charles Schwab & Co., Inc., which is our wholly-owned subsidiary, or any of our affiliates may use this prospectus and any accompanying prospectus supplement in connection with offers and sales of the securities in market-making transactions for any of the securities listed above or similar securities after their initial sale. Unless you are informed otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

The date of this prospectus is December 16, 2008

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings. We may offer debt securities of The Charles Schwab Corporation; trust preferred securities of the trusts and related junior subordinated debentures and guarantees of The Charles Schwab Corporation; preferred stock, depositary shares and common stock of The Charles Schwab Corporation; and purchase contracts and units consisting of two or more securities. We may also offer warrants to purchase debt securities or warrants to purchase or sell, or whose cash value is determined by reference to the performance level, or value of, one or more of:

•	securities of one or more issuers, including our common stock, preferred stock or depositary shares, other securities described in this prospectus or the debt or equity securities of third parties;

•	one or more currencies, currency units or composite currencies;

•	one or more commodities;

•	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and

•	one or more indices or baskets of the items described in this paragraph.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.” The prospectus supplement may also contain information about United States federal income tax considerations relating to the securities covered by the prospectus supplement.

References in this prospectus to “we,” “us” and “our” mean The Charles Schwab Corporation. References to the “trusts” mean Schwab Capital Trust II and Schwab Capital Trust III. References to “junior subordinated debentures” mean junior subordinated debentures issued by us to a trust in connection with the trust’s issuance of trust preferred securities.

FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplements, including the documents incorporated by reference, do or may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (referred to here as the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (referred to here as the “Exchange Act”). Forward-looking statements are identified by words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “will,” “may,” “estimate,” “aim,” “target,” and other similar expressions. These statements, which may be expressed in a variety of ways, including the use of future or present tense language, refer to future events. In addition, any statements that refer to expectations, projections, or other characterizations of future events or circumstances, are forward-looking statements.

These forward-looking statements, which reflect management’s beliefs, objectives and expectations as of the date of this prospectus, the prospectus supplement, or in the case of documents incorporated by reference, as of the date of those documents, are necessarily estimates based on the best judgment of our senior management. Achievement of the expressed beliefs, objectives and expectations described in these statements is subject to certain risks and uncertainties that could cause actual results to differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus, the prospectus supplement or, in the case of documents incorporated by reference, as of the date of those documents.

You should refer to our periodic and current reports filed with the SEC or to an applicable prospectus supplement for specific risks which could cause actual results to be significantly different from those expressed or implied by these forward-looking statements, including risks described in the “Risk Factors” section. See “Where You Can Find More Information” in this prospectus for information about how to obtain copies of our periodic and current reports.

Statements in this prospectus, any prospectus supplement, and any documents incorporated by reference speak only as of the date on which those statements are made, and we undertake no obligation to update any statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement (Nos. 333-             , 333-             -01 and 333-             -02) under the Securities Act relating to the securities offered by this prospectus. This prospectus is a part of that registration statement, which includes additional information.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our corporate website at http://www.aboutschwab.com. We have included the SEC’s website address and our website address as inactive textual references only, and the information contained on those websites is not a part of this prospectus. You may also read and copy any document that we file at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

Our common stock is listed on the NASDAQ Global Select Market. You may inspect reports, proxy statements and other information about us at the offices of The NASDAQ Stock Market LLC, One Liberty Plaza, 165 Broadway, New York, NY 10006.

The SEC allows us to “incorporate by reference” information we file with it, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is considered to be a part of this prospectus and information that we file later with the SEC will automatically update and supersede this information. In all cases, you should rely on the later information over different information included in this prospectus.

We incorporate by reference the documents listed below and any future filings we make with the SEC after the date of this prospectus under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until our offering is completed, other than, in each case, documents or portions of documents furnished and not filed:

•	Annual report on Form 10-K for the fiscal year ended December 31, 2007;

•	Quarterly reports on Form 10-Q for the quarterly periods ended March 31, 2008, June 30, 2008 and September 30, 2008;

•	Current reports on Form 8-K filed on February 26, May 28, July 25, September 12, September 29, October 28 and November 20, 2008; and

•	The description of our common stock contained in our registration statement filed under Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating that description.

You may request a copy of these filings at no cost, by writing, telephoning or sending an email to us at the following address:

The Charles Schwab Corporation

101 Montgomery Street

San Francisco, California 94104

Attention: Corporate Secretary

Telephone: (415) 627-7000

Email: investor.relations@schwab.com

THE CHARLES SCHWAB CORPORATION

The Charles Schwab Corporation was incorporated under the laws of Delaware in 1986 and is headquartered in San Francisco, California. We are a savings and loan holding company and engage, through our subsidiaries, in securities brokerage, banking and related financial services. Our significant subsidiaries include:

•

Charles Schwab & Co., Inc., which was incorporated in 1971, is a securities broker-dealer with branch offices nationwide and in the Commonwealth of Puerto Rico and London, U.K., and serves clients in Hong Kong through one of its subsidiaries;

•	Charles Schwab Bank, which commenced operations in 2003, is a retail bank located in Reno, Nevada; and

•	Charles Schwab Investment Management, Inc., is the investment advisor for Schwab’s proprietary mutual funds, which are referred to as the Schwab Funds.

Because we are a holding company, we are dependent upon the earnings and cash flow of our subsidiaries to meet our obligations. We, as a savings and loan holding company, and Charles Schwab Bank, as a federal savings bank, are both subject to supervision and regulation by the Office of Thrift Supervision. As our depository institution subsidiary, Charles Schwab Bank is also subject to supervision and regulation and to various requirements and restrictions under federal and state laws, including regulatory capital guidelines. Among other things, these requirements govern transactions with us and our non-depository institution subsidiaries, including loans and other extensions of credit, investments or asset purchases, dividends, and investments. In addition, some of our other subsidiaries, including Charles Schwab & Co., Inc., are restricted from paying dividends or making loans or advances to us by net capital requirements under the Exchange Act and under rules of securities exchanges and other regulatory bodies. Our rights and the rights of our creditors, including the holders of debt securities and junior subordinated debentures, to participate in the assets of any of our subsidiaries upon the subsidiary’s liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary.

Our principal executive office is located at 120 Kearny Street, San Francisco, California 94108. Our telephone number is (415) 636-7000. Our corporate Internet website is http://www.aboutschwab.com. We have included our website address as an inactive textual reference only, and the information contained on our website is not a part of this prospectus.

THE TRUSTS

Each of the trusts is a statutory trust formed in 2004 under Delaware law pursuant to a trust agreement between The Charles Schwab Corporation, as depositor of each trust, and the Delaware trustee (as defined below), and the filing of a certificate of trust with the Delaware Secretary of State. The trust agreement of each trust was amended and restated in its entirety in 2007 to continue the existence of each trust. The trust agreement of each trust will again be amended and restated in its entirety, substantially in the form filed as an exhibit to the registration statement of which this prospectus is a part (each of these amended and restated trust agreements is referred to as a “trust agreement”), prior to the issuance of trust preferred securities by the trust. Each trust agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended.

Each trust exists for the exclusive purposes of:

•

issuing and selling trust preferred securities to investors and trust common securities to The Charles Schwab Corporation (the trust preferred securities and trust common securities as to a particular trust are together referred to as such trust’s “trust securities”);

•	investing the gross proceeds of the trust securities in a series of corresponding junior subordinated debentures issued by The Charles Schwab Corporation; and

•	engaging only in those activities convenient, necessary or incidental thereto (such as registering the transfer of the trust securities).

As a result, the corresponding junior subordinated debentures will be the only assets of the trust, and the payments under the junior subordinated debentures will be the only revenues of the trust. All of the trust common securities will be directly or indirectly owned by The Charles Schwab Corporation. The trust common securities will rank equally with, and payments will be made pro rata with, the trust preferred securities of the related trust, except that upon the occurrence and continuance of an event of default under the trust agreement resulting from an event of default under the junior subordinated indenture, the rights of the holders of the trust common securities to payment in respect of distributions and payments upon liquidation or redemption will be subordinated to the rights of the holders of the related trust preferred securities. Unless otherwise indicated in the applicable prospectus supplement, we will acquire all of the trust common securities of each trust in an aggregate liquidation amount equal to at least three percent of the total capital of the trust.

Each trust’s business and affairs will be conducted by its trustees, each appointed by The Charles Schwab Corporation as holder of the related trust common securities. Unless otherwise indicated in any prospectus supplement, the trustees of each trust will be The Bank of New York Mellon Trust Company, N.A. as the property trustee, BNY Mellon Trust of Delaware as the Delaware trustee, and individual trustees, the administrative trustees, who are employees or officers of or affiliated with The Charles Schwab Corporation or its subsidiaries. The Bank of New York Mellon Trust Company, N.A., as the property trustee, will act as sole trustee under each trust agreement for purposes of compliance with the Trust Indenture Act. The property trustee, unless otherwise indicated in any prospectus supplement, will also act as trustee under the guarantees and the junior subordinated indenture. See “Description of the Trust Securities Guarantees of The Charles Schwab Corporation” and “Description of the Junior Subordinated Debentures of The Charles Schwab Corporation.”

The holder of the trust common securities of each trust, or the holders of a majority in liquidation amount of the trust preferred securities of such trust if an event of default under the trust agreement has occurred and is continuing, will be entitled to appoint, remove or replace the property trustee and/or the Delaware trustee for the trust. The right to vote to appoint, remove or replace the administrative trustees is vested exclusively in the holders of the trust common securities, and in no event will the holders of trust preferred securities have such right.

Unless otherwise specified in the applicable prospectus supplement, each trust has a defined term, but may be terminated earlier as provided in the applicable trust agreement.

The Charles Schwab Corporation will pay all fees and expenses related to the trusts and the offering of trust securities and will pay all ongoing costs, expenses and liabilities of each trust.

The principal executive office of each trust is c/o The Charles Schwab Corporation, 120 Kearny Street, San Francisco, California 94108, Attention: Corporate Secretary, and its telephone number is (415) 636-7000.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratio of earnings to fixed charges for the periods indicated.

	Nine Months Ended September 30, 2008	Year Ended December 31,
		2007	2006	2005	2004	2003
Ratio of earnings to fixed charges (1)	7.4	3.7	3.0	2.8	3.3	4.1
Ratio of earnings to fixed charges, excluding brokerage and banking client interest expense (2)	14.8	17.0	14.7	10.9	6.0	6.2

(1)	The ratio of earnings to fixed charges is calculated in accordance with SEC requirements. For such purposes, “earnings” consist of earnings from continuing operations before taxes on earnings, extraordinary gain and fixed charges. “Fixed charges” consist of interest expense incurred on brokerage client cash balances, deposits from banking clients, long-term debt and other interest-bearing liabilities. “Fixed charges” also include one-third of rental expense, which is estimated to be representative of the interest factor. For all periods presented there were no preference dividends.

(2)	Because interest expense incurred in connection with both payables to brokerage clients and deposits from banking clients is completely offset by interest revenue on related investments and margin loans, we consider such interest to be an operating expense. Accordingly, the ratio of earnings to fixed charges, excluding brokerage and banking client interest expense, reflects the elimination of such interest expense as a fixed charge.

USE OF PROCEEDS

Unless otherwise described in the applicable prospectus supplement, we will use the net proceeds from the sale of the offered securities for general corporate purposes. General corporate purposes include working capital, capital expenditures, investments in or loans to our subsidiaries, refinancing or repayment of debt, including outstanding commercial paper and other short-term indebtedness, if any, redemption or repurchase of our outstanding securities, funding of possible acquisitions and satisfaction of other obligations.

ERISA Matters

The Employee Retirement Income Security Act of 1974, as amended, referred to here as ERISA, imposes certain restrictions on employee benefit plans that are subject to ERISA and on persons who are fiduciaries with respect to those plans. In accordance with ERISA’s general fiduciary requirements, a fiduciary with respect to any such plan who is considering the purchase of the debt or equity securities of The Charles Schwab Corporation or the trust preferred securities of the trusts on behalf of the plan should determine whether the purchase is permitted under the governing plan documents and is prudent and appropriate for the plan in view of its overall investment policy and the composition and diversification of its portfolio.

The Charles Schwab Corporation has subsidiaries and affiliates, including broker-dealer subsidiaries and affiliates, that provide services to many employee benefit plans. The Charles Schwab Corporation and any direct or indirect subsidiary or affiliate of The Charles Schwab Corporation may each be considered a “party in interest” within the meaning of ERISA and a “disqualified person” under corresponding provisions of the Internal Revenue Code of 1986, as amended, referred to here as the “Code,” to many employee benefit plans and retirement accounts. “Prohibited transactions” within the meaning of ERISA and the Code may result if any offered securities are acquired by an employee benefit plan as to which The Charles Schwab Corporation or any direct or indirect subsidiary or affiliate of The Charles Schwab Corporation is a party in interest, unless the offered securities are acquired pursuant to an applicable statutory or administrative exemption.

Any employee benefit plan or other entity to which such provisions of ERISA or the Code apply proposing to acquire the offered securities should consult with its legal counsel. Please consult the applicable prospectus supplement for further information with respect to a particular offering of securities.

DESCRIPTION OF DEBT SECURITIES OF THE CHARLES SCHWAB CORPORATION

The debt securities will be either senior debt securities or senior subordinated debt securities and will be issued in one or more series under one or more separate indentures between us and a trustee. Senior debt securities will be issued under a senior indenture and senior subordinated debt securities will be issued under a senior subordinated indenture. Except as otherwise set forth in the applicable prospectus supplement, The Bank of New York Mellon Trust Company, N.A. will be the trustee under the indentures. The Bank of New York Mellon Trust Company, N.A. serves as trustee for series of our outstanding indebtedness under other indentures. The debt securities may provide that they may be convertible into or exchangeable for shares of our common stock or other securities. In the following discussion, we sometimes refer to the senior indenture and the senior subordinated indenture as the “indentures.” When we refer to the “trustee,” we mean both the senior trustee and the senior subordinated trustee unless we indicate otherwise. Each indenture is qualified under the Trust Indenture Act, and the terms of the debt securities will include those stated in the applicable indenture and those made part of the indenture by reference to the Trust Indenture Act.

This section of the prospectus summarizes the material terms of the senior indenture, the senior subordinated indenture, the senior debt securities and the senior subordinated debt securities to be offered by any prospectus supplement. It is not complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the respective indentures as may be amended or supplemented, including the definitions of terms, and the Trust Indenture Act. The particular terms of the debt securities offered by any prospectus supplement will be described in the prospectus supplement relating to the offered securities. The terms of any series of debt securities may differ from the terms described below. For additional information, you should look at the applicable indenture and certificates evidencing the applicable debt security that is filed as an exhibit to the registration statement that includes this prospectus. We encourage you to read these indentures. Instructions on how you can get copies of these documents is provided above under the heading “Where You Can Find More Information.”

General

We may issue the debt securities from time to time, without limitation as to aggregate principal amount, and in one or more series. We are not limited as to the amount of debt securities that we may issue under the indentures. Unless otherwise provided in a prospectus supplement, a series of debt securities may be reopened to issue additional debt securities of such series. This section summarizes the terms of the debt securities that are common to all series, whether senior or senior subordinated. The debt securities will not be secured by any of our property or assets. All of the discussions below are subject to, and qualified by, the information contained in the applicable prospectus supplement.

We may issue debt securities upon the satisfaction of conditions contained in the indentures. Most of the material financial and other specific terms of the debt securities of your series will be described in the prospectus supplement relating to your series, including:

•	the title of your series of debt securities;

•	any limit on the aggregate principal amount or initial offering price of your series of debt securities;

•	the date or dates on which your series of debt securities will mature;

•	the annual rate or rates (which may be fixed or variable) at which your series of debt securities will bear interest, if any, and the date or dates from which the interest, if any, will accrue;

•	the dates on which interest, if any, on your series of debt securities will be payable and the regular record dates for those interest payment dates;

•	the place where the principal and interest are payable;

•	the person to whom interest is payable if other than the registered holder on the record date;

•	any mandatory or optional sinking funds or analogous provisions or provisions for redemption at your option;

•

the date, if any, after which and the price or prices at which your series of debt securities may, in accordance with any optional or mandatory redemption provisions, be redeemed and the other detailed terms and provisions of any such optional or mandatory redemption provision;

•	if other than denominations of $1,000 and any integral multiple thereof, the denomination in which your series of debt securities will be issuable;

•	any events of default in addition to those in the indenture;

•	any other covenant or warranty in addition to those in the indenture;

•

if debt securities are sold for one or more foreign currencies or foreign currency units, or principal, interest or premium are payable in foreign currencies or foreign currency units, the restrictions, elections, tax consequences and other information regarding the issue and currency or currency units;

•	the currency of payment of principal, premium, if any, and interest on your series of debt securities if other than in United States dollars;

•	any index or formula used to determine the amount of payment of principal of, premium, if any, and interest on your series of debt securities;

•	the portion of the principal amount that will be payable upon acceleration of maturity, if other than the entire principal amount;

•

if the principal amount payable at a stated maturity will not be determinable as of any date prior to stated maturity, the amount or method of determining the amount which will be deemed to be the principal amount;

•	any paying agents, authenticating agents, security registrars or other agents for the debt;

•	the applicability of the provisions described below under “—Discharge; Defeasance and Covenant Defeasance”;

•	whether any debt securities will be certificated securities or will be issued in the form of one or more global securities and the depositary for the global security or securities;

•	whether your series of debt securities are subordinated debt securities or senior debt securities;

•	if your series of debt securities are subordinated debt securities, whether the subordination provisions summarized below or different subordination provisions will apply;

•

if debt securities are sold bearing no interest or below market interest, known as “original issue discount” securities, the amount payable upon acceleration and special tax, accounting and other considerations;

•	the price or prices at which your series of debt securities will be issued;

•	the convertibility or exchangeability, if any, of your series of debt securities into any other debt or equity securities; and

•	any other material terms of your series of debt securities.

The terms may vary from the terms described here. This summary is qualified by reference to the description of the terms of your series to be described in the prospectus supplement.

Prospective purchasers of debt securities should be aware that special federal income tax, accounting and other considerations may be applicable to instruments such as the debt securities. The prospectus supplement relating to an issue of debt securities will describe these considerations, if they apply.

A debt security may be an original issue discount debt security. A debt security of this type is issued at a price lower than its principal amount and provides that, upon redemption or acceleration of its maturity, an amount less than its principal amount will be payable. An original issue discount debt security may be a zero coupon debt security. A debt security issued at a discount to its principal may, for U.S. federal income tax purposes, be considered an original issue discount debt security. If we issue an original issue discount debt security, the prospectus supplement will contain a description of the U.S. federal income tax consequence related to the issuance.

Senior Debt

Our senior debt securities will be issued under the senior debt indenture and will rank equally with all of our other unsecured and unsubordinated debt.

Senior Subordinated Debt

We may issue senior subordinated debt securities under the senior subordinated debt indenture. Senior subordinated debt securities will be subordinate and junior in right of payment to all of our “senior indebtedness.”

In some circumstances relating to our liquidation, dissolution, winding-up, reorganization, insolvency or similar proceedings, the holders of all senior indebtedness will be entitled to receive payment in full before the holders of the subordinated debt securities will be entitled to receive any payment on the subordinated debt securities.

In addition, we may make no payment on the subordinated debt securities in the event:

•	there is a default in any payment or delivery on any senior indebtedness; or

•	there is an event of default on any senior indebtedness which permits the holders of the senior indebtedness to accelerate the maturity of the senior indebtedness.

By reason of this subordination in favor of the holders of senior indebtedness, in the event of an insolvency, our creditors who are not holders of senior indebtedness or the subordinated debt securities may recover less, proportionately, than holders of senior indebtedness and may recover more, proportionately, than holders of the subordinated debt securities.

Unless otherwise specified in a prospectus supplement, “senior indebtedness” will include the principal of and premium, if any, and interest on our indebtedness, whether outstanding on the date of the senior subordinated debt indenture or later created, that is:

•	for money that we borrowed, including capitalized lease obligations;

•	for money borrowed by others and guaranteed, directly or indirectly, by us; or

•	secured and unsecured purchase money indebtedness or indebtedness secured by property at the time of our acquisition of the property for the payment of which we are directly or contingently liable.

Senior indebtedness also includes all deferrals, renewals, extensions and refundings of and amendments, modifications and supplements to the senior indebtedness described in the preceding sentence.

Senior indebtedness does not include:

•	our indebtedness to any of our subsidiaries for money borrowed or advances from any subsidiary;

•	the senior subordinated debt securities; or

•

any indebtedness if the terms creating or evidencing the indebtedness expressly provide that the indebtedness is not superior in right of payment to the senior subordinated debt securities and/or that the indebtedness is not superior in right of payment to any of our other indebtedness that is equal to or subordinated to the senior subordinated debt securities in right of payment.

“Indebtedness” is obligations of, or guaranteed or assumed by, us for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, including capitalized lease obligations.

At September 30, 2008, we owed a total of approximately $458 million in principal amount of medium term notes, all of which was senior indebtedness, without counting any accrued interest on that debt, and had no outstanding medium term notes that were senior subordinated indebtedness. The indenture does not limit the amount of senior debt that we are permitted to have, and we may in the future incur additional senior debt.

Restrictive Covenants

Neither indenture contains any significant financial or restrictive covenants, including covenants restricting either us or any of our subsidiaries from issuing, assuming or guaranteeing any indebtedness secured by a lien on any of our subsidiaries’ property or capital stock, or restricting us or any of our subsidiaries from entering into sale and leasehold transactions. The prospectus supplement relating to a series of debt securities may describe restrictive covenants, if any, to which we may be bound under the applicable indenture.

Merger, Consolidation, Sale, Lease or Conveyance

Unless otherwise indicated in the applicable prospectus supplement, as long as any debt securities are outstanding, we will not be permitted to merge or consolidate with any other entity and will not be permitted to sell, lease or convey all or substantially all of our assets to any person, unless:

•

we are the continuing corporation or our successor or the person that acquires or leases all or substantially all of our assets is a corporation, association, company, limited liability company, joint-stock company or business trust organized under the laws of the United States or one of the states of the United States or the District of Columbia and the successor entity expressly assumes all of our obligations under the applicable indenture and the related debt securities; and

•

immediately after any merger, consolidation, sale, lease or conveyance, we or our successor is not in default in the performance or observance of the covenants and conditions of the applicable indenture.

This covenant would not apply to a recapitalization transaction, a change of control of The Charles Schwab Corporation or a highly leveraged transaction unless the transaction or change of control is structured to include a merger or consolidation or a sale, lease or conveyance of all or substantially all of our assets. Except as may be described in the prospectus supplement applicable to a particular series of debt securities, there are no covenants or other provisions in the indentures requiring us to repurchase the debt securities or that would afford holders of debt securities additional protection or economic benefits in the event of a recapitalization or a change of control of The Charles Schwab Corporation or a highly leveraged transaction.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, an “Event of Default” will occur for any series of debt securities if:

•	we fail to pay when due any principal of that series of debt securities;

•	we fail to pay any interest on that series of debt securities within 30 days after the interest is due;

•	we fail to deposit when due any sinking fund payment required under the terms of that series of debt securities;

•	we fail to cure our default of any other covenant or agreement to which that series of debt securities is subject within 60 days after we receive written notice of the default;

•	specified events of bankruptcy, insolvency or reorganization occur; or

•	any other default or event of default provided with respect to debt securities of that series occurs.

If an Event of Default, other than a default relating to our bankruptcy, insolvency or reorganization, occurs and continues, the trustee or the holders of 25% of the aggregate principal amount of all affected series of debt securities, voting together as a single class, may require us to repay immediately the entire principal of the debt securities of all affected series and any accrued interest. For example, if an Event of Default relates to our failure to pay interest on two series of senior debt securities and we have issued ten series of outstanding senior debt securities, the holders of 25% of the two affected series, voting together as a single class, would have the right to require us to immediately repay the senior debt securities that are part of those two series. However, if the Event of Default were to affect all ten series, then 25% of all senior debt securities outstanding under the senior debt indenture, voting together as a single class, would have the right to require us to immediately repay all outstanding series of senior debt securities. If an Event of Default relating to our bankruptcy, insolvency or reorganization occurs, the entire principal of the affected debt securities will automatically become payable. Any payment by us on the subordinated debt securities following any acceleration will be subject to the subordination provisions applicable to the subordinated debt securities.

The holders of a majority of the aggregate principal amount of the debt securities of all affected series, voting together as a single class, can rescind any acceleration or waive any past default or Event of Default. However, they cannot waive certain defaults in payment of principal of, premium, if any, or interest on, any of the debt securities or any right of a holder to have a debt security converted into our common stock.

Other than its duties in case of a default, the trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders, unless the holders offer the trustee protection from expenses and liability reasonably satisfactory to it, called an “indemnity.” If they provide this indemnity, the holders of a majority in principal amount of all affected series of debt securities, voting together as a single class, may direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities.

A holder of a debt security may not institute any action against us under the indenture unless:

•	the holder gives the trustee written notice that a default has occurred and is continuing;

•

the holders of at least 25% of the outstanding aggregate principal amount of all affected series, voting together as a single class, request that the trustee institute the action while offering the trustee an indemnity reasonably satisfactory to it;

•	the holders offer the trustee reasonable security or indemnity against the costs and liabilities to be incurred in complying with the request; and

•	the trustee fails to institute the action within 60 days after receiving the request.

Even if these conditions are met, the holder may not institute an action if holders of a majority in aggregate principal amount of all affected series, voting together as a single class, direct the trustee to take action inconsistent with the request of the holder desiring to institute action against us. Holders may institute an action for payment of overdue principal or interest or to enforce their rights to convert securities into our other securities without complying with the preceding conditions.

We are required to file annually with the trustee a certificate stating whether we are in default under any of the provisions of either indenture, specifying any default that exists.

Discharge, Defeasance and Covenant Defeasance

We may be discharged from our obligations on the debt securities of any series if we deposit enough money with the trustee to pay all the principal, interest and any premium due to the stated maturity date or redemption date of the debt securities.

Each indenture contains a provision that permits us to elect either or both of the following:

•

We may elect to be discharged from all of our obligations, subject to limited exceptions, with respect to any series of debt securities then outstanding. If we make this election, the holders of the debt securities of the series will not be entitled to the benefits of the indenture, except for the rights of holders to receive payments on debt securities or the registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

•

We may elect to be released from our obligations under some or all of any financial or restrictive covenants applicable to the series of debt securities to which the election relates and from the consequences of an event of default resulting from a breach of those covenants.

To make either of the above elections, we must deposit in trust with the trustee enough money to pay in full the principal, interest and premium on the debt securities. This amount may be made in cash and/or United States government obligations or, in the case of debt securities that are denominated in a currency other than United States dollars, cash in the currency in which the debt securities are denominated and/or foreign government obligations. As a condition to either of the above elections, we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the action.

“Foreign government obligations” means, with respect to debt securities of any series that are denominated in a currency other than United States dollars:

•

direct obligations of the government that issued or caused to be issued the currency in which such securities are denominated and for the payment of which obligations its full faith and credit is pledged, or, with respect to debt securities of any series which are denominated in euros, direct obligations of certain members of the European Union for the payment of which obligations the full faith and credit of the members is pledged, which in each case are not callable or redeemable at the option of the issuer; or

•

obligations of a person controlled or supervised by or acting as an agency or instrumentality of that government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government, which are not callable or redeemable at the option of the issuer.

Modification of the Indentures

Without the consent of the holders of debt securities, we and the trustee may enter into supplemental indentures to:

•	document that a successor corporation has assumed our obligations;

•	add covenants or events of default for the protection of the holders of debt securities;

•	cure any ambiguity or correct any inconsistency in the indentures;

•	permit the facilitation of the defeasance and discharge of the securities;

•	establish the forms or terms of debt securities of any series;

•	provide for conversion rights;

•	provide for guarantees;

•	document the appointment of a successor trustee; or

•	other changes specified in the indenture.

If the holders of a majority in principal amount of all affected series, voting together as a single class, consent, we and the trustee may add to, change or eliminate any of the provisions of an indenture or modify in any way the rights of holders of the affected series. However, each affected holder must consent before we can:

•	extend the stated maturity of the principal;

•	reduce the amount of the principal;

•	reduce the rate or extend the time of payment of interest;

•	if subordinated debt securities, make any change relating to the subordination of the debt securities in a materially adverse manner;

•	reduce any premium payable on redemption;

•	change the currency in which any debt security is payable;

•	adversely affect the right to convert any debt security if the debt security is a convertible debt security; or

•	reduce the percentage in principal amount required to consent to any of the foregoing actions.

We may not amend the senior subordinated debt indenture to alter the subordination of any outstanding senior subordinated debt securities without the consent of each holder of senior indebtedness then outstanding that would be negatively affected.

Legal Ownership of Debt Securities

We refer to those who have debt securities registered in their own names, on the books that we or the trustee maintain for this purpose, as “holders” of those debt securities. These persons are the legal holders of the debt securities. We refer to those who, indirectly through others, own beneficial interests in the debt securities that are not registered in their own name as indirect holders. As discussed under the heading “Global Securities,” indirect holders are not legal holders, and investors in debt securities issued in book-entry form or in street name will be indirect holders.

Additional Mechanics

Form, Exchange and Transfer. Unless otherwise indicated in the prospectus supplement, the debt securities will be issued:

•	only in fully registered form;

•	without interest coupons; and

•	in denominations of $1,000 and any integral multiple of $1,000.

You may have your debt securities broken into more debt securities of permitted smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. This is called an “exchange.”

The entity performing the role of maintaining the list of registered direct holders is called the “security registrar.” It will also perform exchanges and transfers. You may exchange or transfer debt securities at the office of the security registrar.

You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if the security registrar is satisfied with your proof of ownership.

In the event of any partial redemption of debt securities of any series, we will not be required to:

•

issue, register the transfer of, or exchange, any debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.

Unless otherwise indicated in a prospectus supplement, the trustee will act as the securities registrar and we will appoint an office or agency in New York City for you to transfer or exchange debt securities having New York as the place of payment.

Payment and Paying Agents. We will pay interest, principal and any other money due on the debt securities at payment offices that we designate. These offices are called paying agents. You must make arrangements to have your payment picked up at that office. We may also choose to pay interest by mailing checks to the address specified in the security register.

We will pay interest to you if at the close of business on a particular day in advance of each due date for interest you are a direct holder, even if you no longer own the debt security on the interest due date. That particular day is called the “regular record date” and will be stated in the prospectus supplement. Holders buying and selling debt securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the one who is the registered holder on the regular record date. The most common manner is to adjust the sales price of the debt securities to pro rate interest fairly between buyer and seller. This pro rated interest is called “accrued interest.”

All moneys paid by us to a paying agent for payment on any debt security which remain unclaimed for a period ending the earlier of:

•	10 business days prior to the date the money would be turned over to the applicable state; or

•	at the end of two years after such payment was due,

will be repaid to us. Thereafter, the holder may look only to us for payment.

Indirect holders should consult their banks or brokers for information on how they will receive payment.

Notices

Notices to be given to holders of a global security will be given only in accordance with the policies of the depositary, as described in part under “Global Securities.” Notices to be given to holders of debt securities not in global form will be sent by mail to the address of the holder appearing in the trustee’s records. Indirect holders should consult their banks or brokers for information on how they will receive notice.

No Personal Liability of Directors, Officers, Employees and Stockholders

No incorporator, stockholder, employee, agent, officer, director or subsidiary of ours will have any liability for any obligations of ours, or because of the creation of any indebtedness under the debt securities, the indentures or supplemental indentures. The indentures provide that all such liability is expressly waived and released as a condition of, and as a consideration for, the execution of such indentures and the issuance of the debt securities.

Ranking

Unless otherwise provided in the prospectus supplement, the debt securities are not secured by any of our property or assets. Accordingly, your ownership of debt securities means you are one of our unsecured creditors. The senior debt securities are not subordinated to any of our other debt obligations, and therefore they rank equally with all other unsecured and unsubordinated indebtedness of The Charles Schwab Corporation. The senior subordinated debt securities are subordinated to some of The Charles Schwab Corporation’s existing and future debt and other liabilities.

Conversion or Exchange

If and to the extent indicated in the applicable prospectus supplement, a series of debt securities may be convertible or exchangeable into other debt securities or common stock, preferred stock or depositary shares. The specific terms on which any series may be so converted or exchanged will be described in the applicable prospectus supplement. These terms may include provisions for conversion or exchange, whether mandatory, at the holder’s option or at our option, in which case the amount or number of securities the debt security holders would receive would be calculated at the time and in the manner described in the applicable prospectus supplement.

Regarding the Trustees

The trustee under either indenture will be named in the prospectus supplement. We and some of our subsidiaries may conduct transactions with the trustees in the ordinary course of business and the trustees and their affiliates may conduct transactions with us and our subsidiaries.

Governing Law

Both indentures are, and the senior and senior subordinated debt securities will be, governed by and construed in accordance with the laws of the State of California unless otherwise provided in any prospectus supplement.

DESCRIPTION OF THE TRUST PREFERRED SECURITIES

The trust preferred securities will be issued by a trust pursuant to the terms of an amended and restated trust agreement to be entered into between The Charles Schwab Corporation, the property trustee, the Delaware trustee and the administrative trustees. Unless otherwise provided in any prospectus supplement, The Bank of New York Mellon Trust Company, N.A. will be the property trustee, BNY Mellon Trust of Delaware will be the Delaware trustee, and employees or officers of or affiliated with The Charles Schwab Corporation or its subsidiaries will be the administrative trustees. The trust agreement will be qualified as an indenture under the Trust Indenture Act. The terms of the trust preferred securities will include those stated in the trust agreement and those made part of the trust agreement by the Trust Indenture Act.

This section of the prospectus summarizes material terms of the trust preferred securities to be offered by any prospectus supplement. It is not complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the respective trust agreement, including the definition of terms, and the Trust Indenture Act. The particular terms of the trust preferred securities offered by any prospectus supplement will be described in the prospectus supplement relating to the offered securities. The terms of any series of trust preferred securities may differ from the terms described below, including without limitation with respect to regulatory requirements applicable to such securities.

General

The trust agreement authorizes the trustees to issue the trust securities on behalf of the trust. The trust securities represent undivided beneficial interests in the assets of the trust. The trust preferred securities of an issue will entitle the holders thereof to a preference in some circumstances with respect to distributions and amounts payable on redemption or liquidation over the trust common securities. We will own, directly or indirectly, all of the trust common securities.

The trust agreement does not permit the trust to issue any securities other than the trust securities or to incur any indebtedness. Under the trust agreement, the property trustee will own the junior subordinated debentures purchased by the trust for the benefit of the holders of the trust securities. Each guarantee agreement executed by The Charles Schwab Corporation for the benefit of the holders of a trust’s trust securities, which is referred to as a “guarantee,” will be a guarantee on a junior subordinated basis with respect to the related trust securities but will not guarantee payment of distributions or amounts payable on redemption or liquidation of the trust securities when the related trust does not have funds on hand available to make such payments. See “Descriptions of the Trust Securities Guarantees of The Charles Schwab Corporation.”

Distributions

Distributions on the trust preferred securities:

•	will be cumulative;

•	will accumulate from the date of original issuance; and

•	will be payable on the dates specified in the applicable prospectus supplement.

Each date on which distributions are payable in accordance with the foregoing is referred to as a “distribution date.”

The amount of distributions payable will be computed on the basis of a 360-day year consisting of twelve 30-day months unless otherwise specified in the applicable prospectus supplement. Distributions to which holders of trust preferred securities are entitled will accumulate additional distributions at the rate per annum if and as specified in the applicable prospectus supplement.

If provided in the applicable prospectus supplement, we may have the right to defer interest payments under the corresponding junior subordinated debentures owned by a trust and, if we exercise the deferral right, The Charles Schwab Corporation will be restricted from making certain payments. See “Description of the Junior Subordinated Debentures of The Charles Schwab Corporation—Option to Defer Interest Payments” and “—Restrictions on Certain Payments.” If we exercise our right to defer payment of interest on the corresponding junior subordinated debentures as to a trust, then distributions on the related trust securities will also be deferred.

The funds of each trust available for distribution to holders of its trust preferred securities will be limited to payments under the corresponding junior subordinated debentures in which the trust will invest the proceeds from the issuance and sale of its trust securities. See “Description of the Junior Subordinated Debentures of The Charles Schwab Corporation—Corresponding Junior Subordinated Debentures.” If we do not make interest payments on the corresponding junior subordinated debentures, the property trustee will not have funds available to pay distributions on the related trust preferred securities. The payment of distributions, if and to the extent the trust has funds legally available for the payment of the distributions and cash sufficient to make the payments, is guaranteed by us on the basis discussed under “Description of the Trust Securities Guarantees of The Charles Schwab Corporation.”

Distributions on the trust preferred securities will be payable to the holders thereof as they appear on the register of the trust on the relevant record dates, which, as long as the trust preferred securities remain in book-entry form, will be one business day prior to the relevant date of distribution. Subject to any applicable laws and regulations and the provisions of the applicable trust agreement, each payment will be made as described under “Global Securities.” If any trust preferred securities are not in book-entry form, the relevant record date for the trust preferred securities shall be the date at least 15 days prior to the relevant distribution date, as specified in the applicable prospectus supplement.

Redemption or Exchange

Mandatory Redemption. Upon the repayment or redemption, in whole or in part, of any corresponding junior subordinated debentures, whether at maturity or upon earlier redemption as provided in the junior subordinated indenture, the property trustee shall apply the proceeds from the repayment or redemption to redeem a like amount (as defined below) of the trust securities, upon not less than 10 nor more than 30 business days’ notice, at a redemption price equal to the aggregate liquidation amount of the trust securities plus accumulated but unpaid distributions to the date of redemption and the related amount of the premium, if any, paid by us upon the concurrent redemption of the corresponding junior subordinated debentures. See “Description of the Junior Subordinated Debentures of The Charles Schwab Corporation—Redemption.” If less than all of any series of corresponding junior subordinated debentures are to be repaid or redeemed on a redemption date, then the proceeds from the repayment or redemption will be allocated pro rata to the redemption of the related trust preferred securities and the trust common securities. The amount of premium, if any, paid by us upon the redemption of all or any part of any series of any corresponding junior subordinated debentures to be repaid or redeemed on a redemption date shall be allocated pro rata to the redemption of the related trust preferred securities and the trust common securities.

We will have the right to redeem any series of corresponding junior subordinated debentures:

•	on or after the date specified in the applicable prospectus supplement, in whole at any time or in part from time to time; or

•

at any time, in whole, but not in part, upon the occurrence of a tax event, an investment company event or (if applicable) a capital treatment event, subject to any required regulatory notice or approval.

Tax Event, Investment Company Event or Capital Treatment Event Redemption. If a tax event, an investment company event or (if applicable) a capital treatment event in respect of a series of trust securities shall occur and be continuing, then within 90 days of such occurrence, and subject to any required regulatory notice or approval, we will have the right to redeem the corresponding junior subordinated debentures in whole, but not in part, and thereby cause a mandatory redemption of the trust preferred securities and trust common securities in whole, but not in part, at the redemption price. See “Description of the Junior Subordinated Debentures of The Charles Schwab Corporation” for a description of our right to redeem the corresponding junior subordinated debentures, including the definitions of “tax event,” “investment company event” and “capital treatment event.” If a tax event, an investment company event or (if applicable) a capital treatment event in respect of a series of trust securities has occurred and is continuing and we do not elect to redeem the corresponding junior subordinated debentures and thereby cause a mandatory redemption of the trust preferred securities and trust common securities or to dissolve the related trust and cause the corresponding junior subordinated debentures to be distributed to holders of the trust preferred securities and trust common securities in exchange therefor upon liquidation of the trust as described below, the trust preferred securities will remain outstanding and additional sums as defined below may be payable on the corresponding junior subordinated debentures.

Distribution of Corresponding Junior Subordinated Debentures. We have the right at any time to dissolve any trust and, after satisfaction of the liabilities of creditors of the trust as provided by applicable law, cause the corresponding junior subordinated debentures in respect of the trust preferred securities and trust common securities issued by the trust to be distributed to the holders of the related trust preferred securities and trust common securities in exchange for such trust securities. This will be subject to any required regulatory notice or approval.

“Like amount” means:

•

with respect to a redemption of any series of trust securities, trust securities of the series having a liquidation amount (as defined below) equal to that portion of the principal amount of corresponding junior subordinated debentures to be contemporaneously redeemed or repaid in accordance with the junior subordinated indenture, allocated to the trust common securities and trust preferred securities pro rata based on the relative liquidation amounts of such classes and the proceeds of which will be used to pay the redemption price of the trust securities; and

•

with respect to a distribution of corresponding junior subordinated debentures to holders of any series of trust securities in exchange therefor in connection with a dissolution or liquidation of the related trust, corresponding junior subordinated debentures having a principal amount equal to the liquidation amount of the trust securities of the holder to whom the corresponding junior subordinated debentures would be distributed.

“Liquidation amount” means the stated liquidation amount per trust security as provided in the applicable prospectus supplement.

After the liquidation date fixed for any distribution of corresponding junior subordinated debentures for any series of trust preferred securities:

•	the series of trust preferred securities will no longer be deemed to be outstanding;

•

the depositary or its nominee, as the record holder of the series of capital securities, will receive a registered global certificate or certificates representing the corresponding junior subordinated debentures to be delivered upon the distribution; and

•

any certificates representing the series of trust preferred securities not held by the depositary or its nominee will be deemed to represent the corresponding junior subordinated debentures having a principal amount equal to the stated liquidation amount of the series of trust preferred securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid distributions on the series of trust securities until the certificates are presented to the administrative trustees or their agent for transfer or reissuance.

We cannot assure you as to the market prices for the trust preferred securities or the corresponding junior subordinated debentures that may be distributed in exchange for trust preferred securities if a dissolution and liquidation of a trust were to occur. Accordingly, the trust preferred securities that an investor may purchase, or the corresponding junior subordinated debentures that the investor may receive on dissolution and liquidation of a trust, may trade at a discount to the price that the investor paid to purchase the trust preferred securities.

Redemption Procedures

Trust preferred securities redeemed on each redemption date will be redeemed at the redemption price with the applicable proceeds from the contemporaneous redemption of the corresponding junior subordinated debentures. Redemptions of the trust preferred securities will be made and the redemption price will be payable on each redemption date only to the extent that the related trust has funds on hand immediately available for the payment of the redemption price. See also “—Subordination of Trust Common Securities.”

If a trust gives a notice of redemption of its trust preferred securities, then, by 12:00 noon, New York City time, on the redemption date, to the extent funds are available, the property trustee will deposit irrevocably with the depositary funds sufficient to pay the applicable redemption price and an administrative trustee will give the depositary irrevocable instructions and authority to pay the redemption price to the holders of the trust preferred securities. See “Global Securities.” If the trust preferred securities are no longer in book-entry form, the property trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the trust preferred securities funds sufficient to pay the applicable redemption price and will give the paying agent irrevocable instructions and authority to pay the redemption price to the holders thereof upon surrender of their certificates evidencing the trust preferred securities.

Notwithstanding the preceding, distributions payable on or prior to the redemption date for any trust preferred securities called for redemption will be payable to the holders of the trust preferred securities on the relevant record dates for the related distribution dates. If notice of redemption has been given and funds deposited as required, then upon the date of the deposit:

•

all rights of the holders of the trust preferred securities will cease, except the right of the holders of the trust preferred securities to receive the redemption price and any distribution payable in respect of the trust preferred securities on or prior to the redemption date, but without interest; and

•	the trust preferred securities will cease to be outstanding.

If any date fixed for redemption of trust preferred securities is not a business day, then payment of the redemption price will be made on the next succeeding business day, and without any interest or any other payment in respect of any delay, except that, if the business day falls in the next calendar year, the payment will be made on the immediately preceding business day. If the payment of the redemption price in respect of trust preferred securities called for redemption is improperly withheld or refused and not paid either by the trust or by us pursuant to the relevant guarantee as described under “Description of the Trust Securities Guarantees of The Charles Schwab Corporation,” distributions on the trust preferred securities will continue to accumulate at the then applicable rate, from the redemption date originally established by the trust for the trust preferred securities to the date the redemption price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

Subject to applicable law (including, without limitation, United States federal securities law), we or our subsidiaries may at any time and from time to time purchase outstanding trust preferred securities by tender, in the open market or by private agreement.

Payment of the redemption price on the trust preferred securities and any distribution of corresponding junior subordinated debentures to holders of trust preferred securities will be made to the applicable record holders as they appear on the register for the trust preferred securities on the relevant record date, which will be one business day prior to the relevant redemption or liquidation date. However, if any trust preferred securities are not in book-entry form, the relevant record date for the trust preferred securities will be a date at least 15 days prior to the redemption date or liquidation date, as applicable, as specified in the applicable prospectus supplement.

If less than all of the trust preferred securities and trust common securities issued by a trust are to be redeemed on a redemption date, then the aggregate liquidation amount of the trust preferred securities and trust common securities to be redeemed will be allocated pro rata to the trust preferred securities and the trust common securities based upon the relative liquidation amounts of the classes. The property trustee will determine the particular trust preferred securities to be redeemed on a pro rata basis not more than 60 days prior to the redemption date from the outstanding trust preferred securities not previously called for redemption. The property trustee will promptly notify the trust registrar in writing of the trust preferred securities selected for redemption and, in the case of any trust preferred securities selected for partial redemption, the liquidation amount to be redeemed. For all purposes of each trust agreement, unless the context otherwise requires, all provisions relating to the redemption of trust preferred securities shall relate, in the case of any trust preferred securities redeemed or to be redeemed only in part, to the portion of the aggregate liquidation amount of trust preferred securities which has been or is to be redeemed.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to the registered address of each holder of trust securities to be redeemed.

Subordination of Trust Common Securities

Payment of distributions on, and the redemption price of, each trust’s trust preferred securities and trust common securities, as applicable, shall be made pro rata based on the liquidation amount of the trust preferred securities and trust common securities. If, however, on any distribution date or redemption date a debenture event of default has occurred and is continuing, no payment of any distribution on, or redemption price of, any of the trust’s trust common securities, and no other payment on account of the redemption, liquidation or other acquisition of the trust common securities, will be made unless payment in full in cash of all accumulated and unpaid distributions on all of the trust’s outstanding trust preferred securities for all distribution periods terminating on or prior thereto, or in the case of payment of the redemption price the full amount of the redemption price on all of the trust’s outstanding trust preferred securities then called for redemption, has been made or provided for, and all funds available to the property trustee shall first be applied to the payment in full in cash of all distributions on, or redemption price of, the trust’s trust preferred securities then due and payable.

In the case of any event of default under the applicable trust agreement resulting from a debenture event of default, we, as holder of the trust’s trust common securities, will be deemed to have waived any right to act with respect to any such event of default under the applicable trust agreement until the effect of all such events of default with respect to such trust preferred securities has been cured, waived or otherwise eliminated. Until all events of default under the applicable trust agreement with respect to the trust preferred securities have been so cured, waived or otherwise eliminated, the property trustee will act solely on behalf of the holders of the trust preferred securities and not on our behalf, and only the holders of the trust preferred securities will have the right to direct the property trustee.

Liquidation Distribution Upon Termination

Pursuant to each trust agreement, each trust will automatically terminate upon expiration of its term and will terminate prior to the expiration of its term on the first to occur of:

•	specified events of bankruptcy, dissolution or liquidation of the holder of the trust common securities;

•

the distribution of a like amount of the corresponding junior subordinated debentures to the holders of its trust securities, if we, as depositor, have given written direction to the property trustee to dissolve the trust, subject to any required regulatory notice or approval;

•	redemption of all of the trust’s trust preferred securities as described under “—Redemption or Exchange”;

•	the entry of an order for the dissolution of the trust by a court of competent jurisdiction; and

•	the termination of the term specified in the relevant trust agreement or any extension of that term set forth in an amendment to such trust agreement.

If an early termination occurs as described above, the trustees will liquidate the trust as expeditiously as possible by distributing, after satisfaction of liabilities to creditors of the trust as provided by applicable law, to the holders of the trust securities a like amount of the corresponding junior subordinated debentures. If the property trustee determines that the distribution is not practical, then the holders will be entitled to receive out of the assets of the trust available for distribution to holders, after satisfaction of liabilities to creditors of the trust as provided by applicable law, an amount equal to, in the case of holders of trust preferred securities, the aggregate liquidation amount plus accrued and unpaid distributions to the date of payment (such amount being the liquidation distribution). If the trust has insufficient assets available to pay in full the aggregate liquidation distribution, then the amounts payable directly by the trust on its trust preferred securities will be paid on a pro rata basis. The holder(s) of the trust’s trust common securities will be entitled to receive distributions upon any liquidation pro rata with the holders of its trust preferred securities, except that if a debenture event of default has occurred and is continuing, the trust preferred securities shall have a priority over the trust common securities.

Events of Default; Notice

Any one of the following events constitutes an event of default under the trust agreement of a trust (a “trust event of default”) regardless of the reason for the event of default and whether it is voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

•

the occurrence of an event of default under the terms of the indenture for the corresponding junior subordinated debentures held by the trust (See “Description of the Junior Subordinated Debentures of The Charles Schwab Corporation—Events of Default, Waiver and Notice.”);

•	the default by the trust in the payment of any distribution on any trust securities of the trust when it becomes due and payable, and continuation of the default for a period of 30 days;

•	the default in the payment of any redemption price of any trust securities of the trust when it becomes due and payable;

•

the default in the performance, or breach, in any material respect, of any covenant or warranty of the trustees in the trust agreement, other than a covenant or warranty default, the performance of which or the breach of which is described above, and continuation of the default or breach for a period of 60 days after there has been given, by registered or certified mail, to the defaulting trustee or trustees by the holders of at least 25% in aggregate liquidation amount of the outstanding trust preferred securities of the applicable trust, a written notice specifying the default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the trust agreement; or

•	the occurrence of specified events of bankruptcy or insolvency with respect to the property trustee and our failure to appoint a successor property trustee within 60 days.

Within 30 days after the occurrence of any event of default actually known to the property trustee, the property trustee will transmit notice of the event of default to the holders of the trust’s trust preferred securities, the administrative trustees and to The Charles Schwab Corporation, as depositor, unless the event of default has been cured or waived. We, as depositor, and the administrative trustees are required to file annually with the property trustee a certificate as to whether or not we or they are in compliance with all the conditions and covenants applicable to us and to them under each trust agreement.

If a debenture event of default with respect to the corresponding junior subordinated debentures held by a trust has occurred and is continuing, the trust preferred securities of the trust shall have a preference over the trust’s trust common securities as described above. See “—Subordination of Trust Common Securities” and “—Liquidation Distribution Upon Termination.” The existence of an event of default does not entitle the holders of trust preferred securities to accelerate the maturity of such securities.

Removal of Trustees

Unless a debenture event of default has occurred and is continuing, either or both of the property trustee and the Delaware trustee may be removed at any time by the holder of the trust common securities. If a debenture event of default has occurred and is continuing, the property trustee and the Delaware trustee may be removed by the holders of a majority in liquidation amount of the outstanding trust preferred securities. In no event will the holders of the trust preferred securities have the right to vote to appoint, remove or replace the administrative trustees, which voting rights are vested exclusively in The Charles Schwab Corporation, as the holder of the trust common securities. No resignation or removal of a trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable trust agreement.

Co-Trustees and Separate Property Trustee

Unless an event of default shall have occurred and be continuing, at any time or from time to time, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the trust property may at the time be located, we, as the holder of the trust common securities, and the administrative trustees shall have the power to appoint one or more persons (approved by the property trustee) either to act as a co-trustee, jointly with the property trustee, of all or any part of the trust property, or to the extent required by law to act as separate trustee of any such property, in either case with the powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the applicable trust agreement. If a debenture event of default has occurred and is continuing, the property trustee alone shall have power to make such appointment.

Merger or Consolidation of Trustees

Any person into which the property trustee, the Delaware trustee or any administrative trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any person resulting from any merger, conversion or consolidation to which such trustee shall be a party, or any person succeeding to all or substantially all the corporate trust business of the trustee, shall be the successor of the trustee under each trust agreement, provided such person shall be otherwise qualified and eligible.

Mergers, Consolidations, Amalgamations or Replacements of the Trusts

A trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to us or any other person, except as described below or as otherwise described in a trust agreement. A trust may, at our request, with the consent of the administrative trustees and without the consent of the holders of the trust preferred securities, merge with or into, consolidate, amalgamate or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, a successor trust organized as such under the laws of any state if:

•	the successor entity either:

•	expressly assumes all of the obligations of the trust with respect to the trust preferred securities, or

•

substitutes for the trust preferred securities other securities having substantially the same terms as the trust preferred securities, the “successor securities,” so long as the successor securities rank the same as the trust preferred securities in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

•	we expressly appoint a trustee of the successor entity possessing the same powers and duties as the property trustee as the holder of the corresponding junior subordinated debentures;

•

the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the trust preferred securities to be downgraded by any nationally recognized statistical rating organization;

•

the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities (including any successor securities) in any material respect;

•	the successor entity has purposes substantially identical to that of the trust;

•

prior to the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, we have received an opinion from independent counsel to the trust experienced in such matters to the effect that:

•

the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities (including any successor securities) in any material respect, and

•

following the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the trust nor any successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended, which we refer to as the “Investment Company Act”;

•	such transaction will not cause the trust or the successor entity to be classified as other than a grantor trust for US federal income tax purposes; and

•

we or any permitted successor or assignee owns all of the trust common securities of the successor entity and guarantees the obligations of the successor entity under the successor securities at least to the extent provided by the guarantee.

Notwithstanding the foregoing, a trust may not, except with the consent of holders of 100% in liquidation amount of the trust securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if the consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

Voting Rights; Amendment of Each Trust Agreement

Except as provided below and under “Description of the Trust Securities Guarantees of The Charles Schwab Corporation—Amendments and Assignment” and as otherwise required by law and the applicable trust agreement, the holders of the trust preferred securities will have no voting rights.

We, the property trustee and the administrative trustees may amend each trust agreement without the consent of the holders of the trust preferred securities:

•

to cure any ambiguity, correct or supplement any provisions in the trust agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the trust agreement, which may not be inconsistent with the other provisions of the trust agreement, unless the amendment would adversely affect the interests of the holders of trust preferred securities in any material respect; or

•

to modify, eliminate or add to any provisions of the trust agreement to the extent as shall be necessary to ensure that the trust will not be classified for United States federal income tax purposes as other than a grantor trust at all times that any trust securities are outstanding or to ensure that the trust will not be required to register as an “investment company” under the Investment Company Act or, if we are subject to the supervision and regulation of the Federal Reserve, to ensure the treatment of the trust preferred securities as Tier 1 capital under the prevailing Federal Reserve Board rules and regulations, unless the amendment would materially and adversely affect the interests of any holder of trust preferred securities in any material respect.

Any amendments will become effective when notice thereof is given to the holders of trust securities.

We and the trustees may amend each trust agreement with:

•	the consent of holders representing not less than a majority (based upon liquidation amounts) of the outstanding trust preferred securities; and

•

receipt by the trustees of an opinion of counsel to the effect that the amendment or the exercise of any power granted to the trustees in accordance with the amendment will not affect the trust’s status as a grantor trust for United States federal income tax purposes or the trust’s exemption from status as an “investment company” under the Investment Company Act.

Without the consent of each holder of trust securities, the trust agreement may not be amended to:

•	change the amount or timing of any distribution required to be made in respect of the trust securities as of a specified date;

•	restrict the right of a holder of trust preferred securities to institute suit for the enforcement of any payment on or after a specified date; or

•	impair the rights of the holders of trust preferred securities to institute a proceeding directly against us as set forth in the trust agreement.

So long as the property trustee holds any corresponding junior subordinated debentures, the trustees may not, without obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding trust preferred securities of the related trust:

•

direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or executing any trust or power conferred on the debenture trustee with respect to the corresponding junior subordinated debentures;

•	waive any past default that is waivable under the junior subordinated indenture;

•	exercise any right to rescind or annul a declaration that the principal of all the junior subordinated debentures is due and payable; or

•	consent to any amendment, modification or termination of the junior subordinated indenture or the corresponding junior subordinated debentures, where the consent shall be required.

If a consent under the junior subordinated indenture would require the consent of each holder of corresponding junior subordinated debentures affected thereby, no consent may be given by the property trustee without the prior consent of each holder of the corresponding trust preferred securities. The trustees may not revoke any action previously authorized or approved by a vote of the holders of the trust preferred securities except by subsequent vote of the holders of the trust preferred securities. The property trustee will notify each holder of the trust preferred securities of any notice of default with respect to the corresponding junior subordinated debentures. In addition to obtaining the foregoing approvals of the holders of the trust preferred securities, prior to taking any of the foregoing actions, the trustees will obtain an opinion of counsel experienced in such matters to the effect that the action would not cause the trust to be classified as other than a grantor trust for United States federal income tax purposes.

Any required approval of holders of trust preferred securities may be given at a meeting of holders of trust preferred securities convened for such purpose or pursuant to written consent. The property trustee will cause a notice of any meeting at which holders of trust preferred securities are entitled to vote, or of any matter upon which action by written consent of the holders is to be taken, to be given to each holder of record of trust preferred securities in the manner set forth in each trust agreement.

No vote or consent of the holders of trust preferred securities will be required for a trust to redeem and cancel its trust preferred securities in accordance with the applicable trust agreement.

Notwithstanding that holders of trust preferred securities are entitled to vote or consent under any of the circumstances described above, any of the trust preferred securities that are owned by The Charles Schwab Corporation or our affiliates or the trustees, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

Payment and Paying Agency

Payments on the trust preferred securities will be made to the depositary, which will credit the relevant accounts at the depositary on the applicable distribution dates. If any trust’s trust preferred securities are not held by the depositary, the payments will be made by check mailed to the address of the holder as such address appears on the register.

Unless otherwise specified in the applicable prospectus supplement, the paying agent will initially be the property trustee and any co-paying agent chosen by the property trustee and acceptable to the administrative trustees and The Charles Schwab Corporation. The paying agent will be permitted to resign as paying agent upon 30 days’ written notice to the property trustee and The Charles Schwab Corporation. If the property trustee will no longer be the paying agent, the administrative trustees will appoint a successor, which will be a bank or trust company acceptable to the administrative trustees and to The Charles Schwab Corporation, to act as paying agent.

Registrar and Transfer Agent

Unless otherwise specified in the applicable prospectus supplement, the property trustee will act as registrar and transfer agent for the trust preferred securities.

Registration of transfers of trust preferred securities will be effected without charge by or on behalf of each trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The trusts will not be required to register or cause to be registered the transfer of trust preferred securities during a period beginning at the opening of business 15 days before the day on which such trust preferred securities were selected for redemption and ending at the close of business on the day of mailing of the notice of redemption, or to transfer or exchange any trust preferred securities so selected for redemption in whole or in part, except in the case of any trust preferred securities to be redeemed in part, any portion thereof not to be redeemed.

Information Concerning the Property Trustee

The property trustee, other than during the occurrence and continuance of an event of default, undertakes to perform only the duties that are specifically set forth in each trust agreement. During the occurrence and continuance of an event of default, the property trustee must exercise the same degree of care and skill as a prudent individual would exercise or use in the conduct of his or her own affairs. Subject to this provision, the property trustee is under no obligation to exercise any of the powers vested in it by the applicable trust agreement at the request of any holder of trust preferred securities unless offered indemnity reasonably satisfactory to it by such holder against the costs, expenses and liabilities that might be incurred. If no event of default has occurred and is continuing and the property trustee is required to decide between alternative causes of action, construe ambiguous provisions in the applicable trust agreement or is unsure of the application of any provision of the applicable trust agreement, and the matter is not one on which holders of trust preferred securities are entitled under the trust agreement to vote, then the property trustee will take any action that we direct. If we do not provide direction, the property trustee may take any action that it deems advisable and in the best interests of the holders of the trust securities and will have no liability except for its own bad faith, negligence or willful misconduct.

Miscellaneous

The administrative trustees are authorized and directed to conduct the affairs of and to operate the trusts in such a way that no trust will be required to register as an investment company under the Investment Company Act or classified as other than a grantor trust for United States federal income tax purposes. In this connection, we and the administrative trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of each trust or each trust agreement, that we and the administrative trustees determine to be necessary or desirable to achieve such end, as long as such action does not materially and adversely affect the interests of the holders of the related trust preferred securities.

Holders of the trust preferred securities have no preemptive or similar rights.

No trust may borrow money or issue debt or mortgage or pledge any of its assets.

Governing Law

Each trust agreement will be governed by and construed in accordance with the laws of the State of Delaware.

DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES OF

THE CHARLES SCHWAB CORPORATION

The junior subordinated debentures may be issued by The Charles Schwab Corporation under an indenture to be entered into between The Charles Schwab Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee. This indenture will be qualified under the Trust Indenture Act, and the terms of the junior subordinated debentures issued under this indenture will include those stated in the indenture and those made part of the junior subordinated debentures by reference to the Trust Indenture Act. This indenture is an exhibit to the registration statement that contains this prospectus.

As used in this section of the prospectus, unless the context indicates otherwise, the term “debenture trustee” refers to the trustee under the junior subordinated indenture.

This section of the prospectus summarizes the material terms of the junior subordinated indenture and the junior subordinated debentures to be offered by any prospectus supplement. It is not complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the junior subordinated indenture, including the definitions of terms, and the Trust Indenture Act. The particular terms of the junior subordinated debentures offered by any prospectus supplement will be described in the prospectus supplement relating to the offered securities. The terms of any series of the junior subordinated debentures may differ from the terms described below.

General

We will issue the junior subordinated debentures as unsecured debt. The junior subordinated debentures will be fully subordinated as set forth in the junior subordinated indenture. See “—Subordination.” Each series of junior subordinated debentures will rank equally with all other series of junior subordinated debentures. Junior subordinated debentures of a series may be offered directly to investors or may, instead, be owned by a trust, the trust preferred securities of which are offered to investors, as provided in the applicable prospectus supplement. The junior subordinated indenture does not limit the aggregate principal amount of junior subordinated debentures which may be issued and provides that the junior subordinated debentures may be issued from time to time in one or more series. Except as otherwise provided in the applicable prospectus supplement, the junior subordinated indenture does not limit the incurrence or issuance by us of other secured or unsecured debt.

The prospectus supplement relating to the particular junior subordinated debentures being offered will describe the terms of those securities, which may include:

•	the title of the junior subordinated debentures;

•	any limit upon the aggregate principal amount of junior subordinated debentures;

•	the date or dates on which the principal of the junior subordinated debentures is payable or the method of determination thereof;

•	any fixed or variable interest rate or rates per annum;

•	any interest payment dates;

•	any provisions relating to the deferral of payment of any interest;

•	the record date for interest payable;

•

the place where the principal of and premium, if any, and interest on the junior subordinated debentures will be payable and where the junior subordinated debentures may be presented for registration of transfer or exchange;

•	any provisions for redemption, including the redemption price and the time periods or dates of any mandatory or optional redemption;

•	the denominations;

•	whether the junior subordinated debentures are denominated or payable in United States dollars or a foreign currency or units of two or more foreign currencies;

•	any changes to the events of default or covenants as set forth in the indenture;

•	if other than the principal amount, the portion of the principal amount of the junior subordinated debentures payable upon acceleration of the maturity of the junior subordinated debentures;

•

any additions or changes to the junior subordinated indenture with respect to the junior subordinated debentures necessary to permit the issuance of the junior subordinated debentures in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

•	any index used to determine the amount of payment of principal of, and any premium and interest on, the junior subordinated debentures;

•

the terms and conditions relating to the issuance of a temporary global security representing all of the junior subordinated debentures and the exchange of the temporary global security for definitive junior subordinated debentures;

•	whether the junior subordinated debentures will be issued in whole or in part in the form of one or more global securities and the depositary for any such global securities;

•	the appointment of any paying agent or agents;

•

the terms and conditions of any obligation or right of The Charles Schwab Corporation or a holder to convert or exchange the junior subordinated debentures into trust preferred securities or other securities; and

•	any other terms of the debt securities that are not inconsistent with the provisions of the applicable indenture.

Junior subordinated debentures may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Some United States federal income tax consequences and special considerations applicable to any such junior subordinated debentures will be described in the applicable prospectus supplement.

If a prospectus supplement specifies that the junior subordinated debentures will be denominated in a currency or currency unit other than United States dollars, the prospectus supplement shall also specify the denomination in which the junior subordinated debentures will be issued and the coin or currency in which the principal, premium, if any, and interest, if any, on the junior subordinated debentures will be payable, which may be United States dollars based upon the exchange rate for such other currency or currency unit existing on or about the time a payment is due, as well as certain United States federal income tax consequences and other information.

If any index is used to determine the amount of payments of principal of, premium, if any, or interest on any series of junior subordinated debentures, special United States federal income tax, accounting and other considerations will be described in the applicable prospectus supplement.

Denominations, Registration and Transfer

Unless otherwise indicated in the applicable prospectus supplement, we will issue the junior subordinated debentures in registered form only, without coupons and the junior subordinated debentures shall be in denominations as set forth in the applicable prospectus supplement. Junior subordinated debentures of any series will be exchangeable for other junior subordinated debentures of the same issue and series, of any authorized denominations, of a like principal amount, of the same original issue date and stated maturity and bearing the same interest rate.

Junior subordinated debentures may be presented for exchange as provided above, and may be presented for registration of transfer at the office of the appropriate securities registrar or at the office of any transfer agent designated by us for such purposes. No service charge will be made for any transfer or exchange of the junior subordinated debentures. However, we or the debenture trustee may require a holder to pay an amount sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. We will appoint the debenture trustee as securities registrar under the junior subordinated indenture. If the applicable prospectus supplement refers to any transfer agents, in addition to the securities registrar, initially designated by us with respect to any series of junior subordinated debentures, we may at any time rescind the designation of any transfer agent or approve a change in the location through which any transfer agent acts, provided that we maintain a transfer agent in each place of payment of the series. We may at any time designate additional transfer agents with respect to any series of junior subordinated debentures.

In the event of any redemption, neither we nor the debenture trustee will be required to:

•

issue, register the transfer of, or exchange, junior subordinated debentures of any series during a period beginning at the opening of business 15 days before the day of selection for redemption of junior subordinated debentures of that series and ending at the close of business on the day of mailing of notice of redemption; or

•

transfer or exchange any junior subordinated debentures so selected for redemption, except, in the case of any junior subordinated debentures being redeemed in part, any portion thereof not to be redeemed.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, we will pay principal and any premium and interest on junior subordinated debentures (other than those in global form) at the office of the debenture trustee in New York City or at the office of any paying agent that we may designate from time to time.

However, at our option, we may pay any interest by check mailed to the holders of registered junior subordinated debentures at their registered addresses or by transfer to an account maintained by a holder of registered junior subordinated debentures, as specified in the securities register. Unless otherwise indicated in the applicable prospectus supplement, payment of any interest on junior subordinated debentures will be made to the person in whose name the junior subordinated debentures are registered on the applicable record date, except in the case of defaulted interest. We may at any time designate additional paying agents or rescind the designation of any paying agent, provided that we at all times maintain a paying agent in each place of payment for each series of junior subordinated debentures.

Any amounts deposited with the debenture trustee or any paying agent, or then held by us in trust, for the payment of the principal of, any premium, if any, or interest on any junior subordinated debentures and remaining unclaimed for two years after such amounts have become due and payable shall, at our request, be repaid to us, and the holder of the junior subordinated debenture will be able to look only to us for payment, as a general unsecured creditor.

Option to Defer Interest Payments

If provided in the applicable prospectus supplement, we will have the right from time to time during the term of any series of junior subordinated debentures to defer payment of interest for up to the number of consecutive interest payment periods as may be specified in the applicable prospectus supplement, subject to the terms, conditions and covenants, if any, specified in the prospectus supplement. The deferral, however, may not extend beyond the stated maturity of the series of junior subordinated debentures. Some United States federal income tax consequences and special considerations applicable to the junior subordinated debentures will be described in the applicable prospectus supplement.

Restrictions on Certain Payments

Unless otherwise indicated in the applicable prospectus supplement, The Charles Schwab Corporation covenants as to each series of junior subordinated debentures that if:

•

there has occurred any event which with giving notice or the lapse of time or both would be an event of default with respect to the junior subordinated debentures of which we have actual knowledge and as to which we have not taken reasonable steps to cure;

•	we are in default with respect to our payment of any obligations under the guarantee relating to trust preferred securities; or

•

we shall have given notice of our election to defer payments of interest on the junior subordinated debentures by extending the interest payment period and such period, or any extension of such period, is continuing.

then The Charles Schwab Corporation may not and may not permit any of its subsidiaries to:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of our capital stock;

•

make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by us that rank equally in all respects with or junior in interest to the junior subordinated debentures of such series; or

•

make any guarantee payments with respect to any guarantees by The Charles Schwab Corporation of the debt securities of any subsidiary if the guarantee ranks equally in all respects with or junior in interest to the junior subordinated debentures of such series;

other than:

•	dividends or distributions in capital stock of The Charles Schwab Corporation;

•	any declaration of a dividend in connection with implementing a stockholder rights plan, the issuance of any stockholders rights or the redemption or repurchase of any rights;

•	payments under any guarantee with respect to any trust preferred securities; and

•

purchases of common stock related to the issuance of common stock or rights under any benefit plans for directors, officers or employees, or related to the issuance of common stock or rights under a dividend re-investment and stock purchase plan, or related to the issuance of common stock (or securities convertible into or exchangeable for common stock) as consideration in an acquisition transaction that was entered into prior to the extension period during which we are deferring payment of interest.

Redemption

Unless otherwise indicated in the applicable prospectus supplement, the junior subordinated debentures will not be subject to any sinking fund.

Unless otherwise indicated in the applicable prospectus supplement, we may, at our option, and subject to any required regulatory notice or approval, redeem the junior subordinated debentures of any series in whole at any time or in part from time to time. If the junior subordinated debentures of any series are so redeemable only on or after a specified date or upon the satisfaction of additional conditions, the applicable prospectus supplement will specify such date or describe such conditions. Junior subordinated debentures in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000. Except as otherwise specified in the applicable prospectus supplement, the redemption price for any junior subordinated debentures so redeemed will equal any accrued and unpaid interest thereon to the redemption date, plus 100% of the principal amount thereof.

Except as otherwise specified in the applicable prospectus supplement, if a tax event (as defined below) in respect of a series of junior subordinated debentures, or an investment company event or (if applicable) a capital treatment event (each, as defined below) in respect of a series of trust preferred securities to which a series of junior subordinated debentures corresponds, shall occur and be continuing, we may, at our option, upon not less than 30 days’ nor more than 60 days’ notice, and subject to any required regulatory notice or approval, redeem the series of junior subordinated debentures in whole, but not in part, at any time within 90 days following the occurrence of the tax event, investment company event or (if applicable) capital treatment event, at a redemption price equal to 100% of the principal amount of the junior subordinated debentures then outstanding plus accrued and unpaid interest to the date fixed for redemption, except as otherwise specified in the applicable prospectus supplement.

“Tax event” with respect to a trust means the receipt by the trust of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement or decision is announced on or after the date of issuance of the trust preferred securities under the trust agreement, there is more than an insubstantial risk that:

•

the trust is, or will be within 90 days of the date of the opinion, subject to United States federal income tax with respect to income received or accrued on the corresponding series of junior subordinated debentures;

•

interest payable by us on the series of corresponding junior subordinated debentures is not, or within 90 days of the date of the opinion, will not be, deductible by us, in whole or in part, for United States federal income tax purposes; or

•	the trust is, or will be within 90 days of the date of the opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

“Investment company event” means that the property trustee will have been provided with an opinion of independent counsel experienced in such matters which states that, as a result of the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that a trust issuing trust preferred securities is or will be considered an “investment company” which is required to be registered under the Investment Company Act.

“Capital treatment event” is defined in this paragraph. As described above, under certain circumstances we have the ability to redeem or exchange junior subordinated debentures or redeem a series of trust preferred securities. If we were regulated as a bank holding company, we would also be able to redeem or exchange junior subordinated debentures or redeem a series of trust preferred securities upon the occurrence of a capital treatment event. If we were regulated as a bank holding company, a “capital treatment event” would mean our reasonable determination that, as a result of any amendment to, or change (including any proposed change) in the laws (or any regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement, action or decision is announced on or after the date of issuance of the applicable trust preferred securities under the applicable trust agreement, there is more than an insubstantial risk that we would not be entitled, as a bank holding company, to treat an amount equal to the liquidation amount of the applicable trust preferred securities as “Tier I Capital” (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve Board, as then in effect and applicable to The Charles Schwab Corporation.

Notice of any redemption will be mailed at least 30 days, but not more than 60 days, before the redemption date to each holder of junior subordinated debentures to be redeemed at its registered address. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the junior subordinated debentures or portions thereof called for redemption.

Limitation on Mergers and Sales of Assets

The junior subordinated indenture provides that we may not consolidate with, or merge into, any other person or convey, transfer or lease our properties and assets substantially as an entirety, and no other person may consolidate with, or merge into, or transfer its properties or assets substantially as an entirety to us unless:

•

in the case we merge into another person, or convey, transfer or lease our properties and assets substantially as an entirety to any person, the successor entity is organized in the United States and expressly assumes our obligations under the junior subordinated indenture;

•

after giving effect thereto, no event of default and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing under the junior subordinated indenture;

•	the transaction is permitted under the related trust agreement and guarantee; and

•	other conditions as prescribed by the junior subordinated indenture are met.

Events of Default, Waiver and Notice

The junior subordinated indenture provides that if any of the following events has occurred and is continuing, the event constitutes an event of default relating to a series of the junior subordinated debentures:

•	failure for 30 days to pay any interest on any junior subordinated debentures of the series when due;

•	failure to pay any principal or premium, if any, on any junior subordinated debentures of the series when due, whether at maturity or upon redemption;

•

failure to observe or perform in any material respect, for 90 days after written notice from the trustee or the holders of at least 25% of the outstanding principal amount of the affected series, certain other covenants in respect of the junior subordinated debentures; and

•	specified events of bankruptcy, insolvency or reorganization of The Charles Schwab Corporation.

The debenture trustee or the holders of not less than 25% in aggregate principal amount of the junior subordinated debentures of that series then outstanding may declare the principal of all junior subordinated debentures of that series to be due and payable immediately upon an event of default. If the holders of junior subordinated debentures fail to make the declaration, the holders of at least 25% in aggregate liquidation amount of the related trust preferred securities shall have the right.

Under some circumstances, the holders of a majority in aggregate outstanding principal amount of that series of junior subordinated debentures may annul the declaration and waive the default. If the holders of junior subordinated debentures fail to annul the declaration and waive the default, the holders of a majority in aggregate liquidation amount of the related trust preferred securities will have such right.

The holders of a majority in aggregate outstanding principal amount of that series of junior subordinated debentures may waive any default, except:

•	a default in payment of principal or interest; or

•

a default in respect of a covenant or provision that under the junior subordinated indenture cannot be modified or amended without the consent of the holder of each outstanding junior subordinated debenture.

If the holders of junior subordinated debentures fail to waive the default, the holders of a majority in aggregate liquidation amount of the related trust preferred securities shall have the right, subject to certain conditions as set forth in the indenture.

The holders of a majority in principal amount of the junior subordinated debentures of any series affected will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee under the junior subordinated indenture.

Modification of Junior Subordinated Indenture

From time to time, we and the debenture trustee may, without the consent of the holders of the junior subordinated debentures, waive or supplement the junior subordinated indenture for specified purposes, including, among other things:

•	curing ambiguities, defects or inconsistencies without materially and adversely affecting the holders of the junior subordinated debentures or the related trust preferred securities; and

•	qualifying or maintaining the qualification of the junior subordinated indenture under the Trust Indenture Act.

We and the debenture trustee may make modifications and amendments to the indenture with the consent of the holders of a majority of the principal amount of the junior subordinated debentures at the time outstanding. The consent of the holder of each affected outstanding junior subordinated debenture is required for modifications that would:

•	change the stated maturity of any series, reduce the principal amount or reduce the rate or extend the time of payment of interest; or

•	reduce the percentage of holders of junior subordinated debentures necessary to modify or amend the junior subordinated indenture.

In the case of the corresponding junior subordinated debentures, so long as any related trust preferred securities remain outstanding:

•	no modification may be made that adversely affects the holders of the related trust preferred securities in any material respect;

•	no termination of the junior subordinated indenture may occur; and

•	no waiver of any event of default or compliance with any covenant will be effective without the prior consent of a majority in liquidation preference of outstanding related trust preferred securities of that trust; and if the consent of the holder of each outstanding junior subordinated debenture is required, no modification shall be effective without the prior consent of each holder of related trust preferred securities then outstanding unless and until the principal (and premium, if any) and all accrued and unpaid interest shall have been paid.

In addition, we and the debenture trustee may execute, without the consent of any holder of junior subordinated debentures, any supplemental junior subordinated indenture for the purpose of creating any new series of junior subordinated debentures.

Enforcement of Certain Rights by Holders of Trust Preferred Securities

If a debenture event of default with respect to a series of corresponding junior subordinated debentures has occurred and is continuing and the event of default is the result of our failure to pay interest or principal on the corresponding junior subordinated debentures when due, a holder of related trust preferred securities may institute a legal proceeding directly against us for enforcement of payment to such holder of the principal of or interest on the corresponding junior subordinated debentures having a principal amount equal to the aggregate liquidation amount of the related trust preferred securities. We may not amend the junior subordinated indenture to remove this right without the prior written consent of the holders of all of the outstanding trust preferred securities of the applicable trust. If the right is removed, the applicable trust may become subject to reporting obligations under the Exchange Act. We will have the right under the junior subordinated indenture to set off any payment made by us to the holder of trust preferred securities in connection with any direct action.

The holders of the trust preferred securities will be unable to exercise directly any remedies other than those set forth in the preceding paragraph unless there has been an event of default under the applicable trust agreement. See “Description of the Trust Preferred Securities—Events of Default; Notice.”

Satisfaction and Discharge

The junior subordinated indenture provides that when, among other things, all junior subordinated debentures not previously delivered to the debenture trustee for cancellation:

•	have become due and payable; or

•	will become due and payable at their stated maturity within one year of the date of deposit; or

•	are to be called for redemption within one year under arrangements satisfactory to the debenture trustee for the giving of notice of redemption; and

•

we deposit with the debenture trustee funds in trust for the purpose and in an amount in the currency or currencies in which the junior subordinated debentures are payable sufficient to pay and discharge the entire indebtedness on the junior subordinated debentures not previously delivered to the debenture trustee for cancellation, including principal, interest (including any additional interest) and premium, if any, to the date of the deposit (in the case of securities which have become due and payable) or to the stated maturity or redemption date, as applicable;

then the junior subordinated indenture will cease to be of further effect (except as to our obligations to pay all other sums due under the junior subordinated indenture and to provide the officers’ certificates and opinions of counsel described therein), and we will be deemed to have satisfied and discharged the junior subordinated indenture.

Conversion or Exchange

The junior subordinated debentures may be convertible or exchangeable into junior subordinated debentures of another series or into trust preferred securities, on the terms provided in the applicable prospectus supplement. The terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, in which case the number of shares of trust preferred securities or other securities to be received by the holders of junior subordinated debentures would be calculated as of a time and in the manner stated in the applicable prospectus supplement.

Subordination

The junior subordinated indenture contains a covenant by us that any junior subordinated debentures issued thereunder will be subordinate and junior in right of payment to all senior debt (as defined below) to the extent provided in the junior subordinated indenture. If we make any payment or distribution of our assets upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding, the holders of senior debt will first be entitled to receive payment in full of principal of and premium and interest, if any, on the senior debt before the holders of junior subordinated debentures will be entitled to receive or retain any payment in respect of the principal of, premium, if any, and interest, on the junior subordinated debentures, or in the case of corresponding junior subordinated debentures, before the property trustee, on behalf of the holders of trust securities, will be entitled to receive any payment in respect of the principal of, premium, if any, and interest on, the junior subordinated debentures. However, holders of senior debt will not be entitled to receive payment of any such amounts if the subordination provisions of the senior debt would require holders to pay amounts over to the obligees on trade accounts payable or other liabilities arising in the ordinary course of The Charles Schwab Corporation’s business.

In the event of the acceleration of the maturity of any junior subordinated debentures, the holders of all senior debt outstanding at the time of the acceleration will first be entitled to receive payment in full of all amounts due thereon, including any amounts due upon acceleration, before the holders of the junior subordinated debentures will be entitled to receive or retain any payment in respect of the principal of or premium or interest, if any, on the junior subordinated debentures. However, the holders of senior debt will not be entitled to receive payment of any amounts if the subordination provisions of the senior debt would require holders to pay amounts over to the obligees on trade accounts payable or other liabilities arising in the ordinary course of The Charles Schwab Corporation’s business.

No payments on account of principal or premium, if any, or interest in respect of the junior subordinated debentures may be made if there shall have occurred and be continuing a default in any payment with respect to senior debt or an event of default with respect to any senior debt resulting in the acceleration of the maturity thereof, or if any judicial proceedings are pending with respect to any such default.

“Debt” means, with respect to any person, whether recourse is to all or a portion of the assets of the person and whether or not contingent:

•	every obligation of the person for money borrowed;

•	every obligation of the person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

•	every reimbursement obligation of the person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of the person;

•

every obligation of the person issued or assumed as the deferred purchase price of property or services other than trade accounts payable or accrued liabilities arising in the ordinary course of business;

•	every capital lease obligation of the person;

•	every obligation of the person for claims in respect of derivative products such as interest and foreign exchange rate contracts, commodity forward contracts and similar arrangements; and

•

every obligation of the type referred to above of another person and all dividends of another person the payment of which, in either case, the person has guaranteed or is responsible or liable for, directly or indirectly, as obligor or otherwise.

“Senior debt” means the principal of and premium and interest, if any, including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to The Charles Schwab Corporation whether or not the claim for post-petition interest is allowed in the proceeding, on debt, whether incurred on or prior to the date of the junior subordinated indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that the obligations are not superior in right of payment to the junior subordinated debentures or to other debt that is equal or subordinated to the junior subordinated debentures, other than:

•

any debt of The Charles Schwab Corporation which, when incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy Code, as amended, was without recourse to The Charles Schwab Corporation;

•	any debt of The Charles Schwab Corporation to any of its subsidiaries;

•	any debt to any of our employees;

•

any debt which by its terms is subordinated to trade accounts payable or accrued liabilities arising in the ordinary course of business to the extent that payments made to the holders of the debt by the holders of the junior subordinated debentures as a result of the subordination provisions of the junior subordinated indenture would be greater than the payments otherwise would have been as a result of any obligation of the holders of the debt to pay amounts over to the obligees on the trade accounts payable or accrued liabilities arising in the ordinary course of business as a result of subordination provisions to which the debt is subject; and

•	any other junior subordinated debentures.

The junior subordinated indenture places no limitation on the amount of senior debt that we may incur. We expect from time to time to incur additional indebtedness and other obligations constituting senior debt.

The junior subordinated indenture provides that any of the subordination provisions described above that relate to any particular issue of junior subordinated debentures may be changed prior to the issuance. Any change would be described in the applicable prospectus supplement.

The Debenture Trustee

The debenture trustee will have all of the duties and responsibilities specified under the Trust Indenture Act. Subject to those provisions, the debenture trustee is under no obligation to exercise any of the powers vested in it by the junior subordinated indenture at the request of any holder of junior subordinated debentures unless the holder has offered an indemnity reasonably satisfactory to the debenture trustee against the costs, expenses and liabilities that might be incurred thereby. The debenture trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the debenture trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

Trust Expenses

Pursuant to the terms of the trust agreement for each trust, we, as holder of the trust common securities, will agree to pay to the trust, and reimburse the trust for, the full amount of any costs, expenses or liabilities of the trust, other than obligations of the trust to pay to the holders of any trust preferred securities or other similar interests in the trust the amounts due such holders under the terms of the trust preferred securities or such other similar interests, as the case may be. The payment obligation will include any costs, expenses or liabilities of the trust that are required by applicable law to be satisfied in connection with a termination of the trust.

Corresponding Junior Subordinated Debentures

We may issue one or more series of junior subordinated debentures under the junior subordinated indenture with terms corresponding to the terms of a series of related trust preferred securities. In each such instance, concurrently with the issuance of each trust’s trust preferred securities, the trust will invest the proceeds thereof and the consideration paid by us for the trust common securities in the series of corresponding junior subordinated debentures issued by us to the trust. Each series of corresponding junior subordinated debentures will be in the principal amount equal to the aggregate stated liquidation amount of the related trust preferred securities and the trust common securities of the trust and will rank equally with all other series of junior subordinated debentures. Holders of the related trust preferred securities for a series of corresponding junior subordinated debentures will have the rights, in connection with modifications to the junior subordinated indenture or upon occurrence of debenture events of default as described under “—Modification of Junior Subordinated Indenture,” “—Events of Default, Waiver and Notice” and “—Enforcement of Certain Rights by Holders of Trust Preferred Securities.”

Unless otherwise specified in the applicable prospectus supplement, if a tax event, an investment company event or (if applicable) a capital treatment event relating to a trust shall occur and be continuing, we may, at our option, and subject to any required prior regulatory approval, redeem the corresponding junior subordinated debentures at any time within 90 days of the occurrence of such event, in whole but not in part, subject to the provisions of the junior subordinated indenture and whether or not the corresponding junior subordinated debentures are then redeemable at our option. Unless provided otherwise in the applicable prospectus supplement, the redemption price for any corresponding junior subordinated debentures shall be equal to 100% of the principal amount of the corresponding junior subordinated debentures then outstanding plus accrued and unpaid interest to the date fixed for redemption. For so long as the applicable trust is the holder of all the outstanding corresponding junior subordinated debentures of such series, the proceeds of any redemption will be used by the trust to redeem the corresponding trust securities in accordance with their terms. We may not redeem a series of corresponding junior subordinated debentures in part unless all accrued and unpaid interest has been paid in full on all outstanding corresponding junior subordinated debentures of that series for all interest periods terminating on or prior to the date of redemption.

We covenant in the junior subordinated indenture, as to each series of corresponding junior subordinated debentures, except as otherwise specified in the applicable prospectus supplement, that if and so long as:

•	a trust is the holder of all the corresponding junior subordinated debentures;

•	a tax event in respect of the trust has occurred and is continuing; and

•	The Charles Schwab Corporation has elected, and has not revoked the election, to pay additional sums (as defined below) in respect of the trust securities;

we will pay additional sums to the trust.

“Additional sums” means the additional amounts as may be necessary in order that the amount of distributions then due and payable by a trust on the outstanding trust securities of the trust shall not be reduced as a result of any additional taxes, duties and other governmental charges to which the trust has become subject as a result of a tax event.

We will also covenant, as to each series of corresponding junior subordinated debentures:

•	to directly or indirectly maintain 100% ownership of the trust common securities of the trust unless a permitted successor succeeds to ownership of the trust common securities; and

•	not to voluntarily terminate, wind up or liquidate any trust, except:

•	in connection with a distribution of corresponding junior subordinated debentures to the holders of the trust preferred securities in exchange therefor upon liquidation of the trust; or

•

in connection with certain mergers, consolidations or amalgamations permitted by the related trust agreement, in either case, if specified in the applicable prospectus supplement (subject to any required prior regulatory approval); and

•

to use our reasonable efforts, consistent with the terms and provisions of the related trust agreement, to cause the trust to remain classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes.

Governing Law

The junior subordinated debentures will be governed by and construed in accordance with the laws of the State of California unless otherwise provided in any prospectus supplement.

DESCRIPTION OF THE TRUST SECURITIES GUARANTEES OF

THE CHARLES SCHWAB CORPORATION

In connection with the issuance of trust preferred securities, we will execute and deliver a guarantee agreement (the “guarantee agreement”) with The Bank of New York Mellon Trust Company, N.A., as trustee (referred to in this section as the “guarantee trustee”). Each guarantee agreement will be qualified under the Trust Indenture Act, and the terms of The Charles Schwab Corporation’s guarantee will include those stated in the guarantee agreement and those made part of the guarantee agreement by reference to the Trust Indenture Act. The form of guarantee agreement is an exhibit to the registration statement that contains this prospectus.

This section of the prospectus summarizes the material terms of the guarantee agreement and our guarantee thereunder covering the trust preferred securities offered by any prospectus supplement. It is not complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the guarantee agreement, including the definitions of terms, and the Trust Indenture Act. The particular terms of the guarantee covering trust preferred securities offered by any prospectus supplement will be described in the prospectus supplement relating to the offered securities. The terms of any particular guarantee may differ from the terms described below.

General

We will irrevocably and unconditionally agree to pay in full on a subordinated basis, to the extent described, to the holders of the trust securities, except to the extent paid by the trust, as and when due, regardless of any defense, right of set-off or counterclaim which the trust may have or assert other than the defense of payment, the following payments, which are referred to as guarantee payments:

•	any accumulated and unpaid distributions that are required to be paid on the trust securities, to the extent the trust has funds available for distributions;

•	the redemption price, to the extent the trust has funds available for redemptions, relating to any trust securities called for redemption by the trust; and

•

upon a voluntary or involuntary dissolution, winding-up or liquidation of the trust, other than in connection with the distribution of junior subordinated debentures to the holders of trust securities in exchange therefore, the lesser of:

•

the aggregate of the liquidation amount and all accumulated and unpaid distributions on the trust securities to the date of payment to the extent the trust has funds on hand available at such time; and

•	the amount of assets of the trust remaining available for distribution to holders of the trust securities after satisfaction of liabilities to creditors of the trust as required by law.

Our obligation to make a guarantee payment may be satisfied by direct payment of the required amounts to the holders of trust preferred securities or by causing the trust to pay the amounts to the holders.

Each guarantee will be an irrevocable guarantee on a subordinated basis of the related trust’s obligation under the trust preferred securities, but will apply only to the extent that the related trust has funds sufficient to make the payments and is not a guarantee of collection.

If we do not make interest payments on the corresponding junior subordinated debentures held by a trust, the trust will not pay distributions on the trust preferred securities and will not have funds available for the payments. Each guarantee will rank subordinate in right of payment to all senior debt of The Charles Schwab Corporation. See“—Status of the Guarantees.” Except as otherwise provided in the applicable prospectus supplement, the trust securities guarantees do not limit the incurrence or issuance by us of other secured or unsecured debt, including senior debt.

The trust securities guarantees, when taken together with our obligations under the junior subordinated debentures, the junior subordinated indenture and the applicable trust agreements, including our obligations to pay costs, expenses, debts and liabilities of the trusts, other than those relating to trust securities, will provide a full irrevocable and unconditional guarantee on a subordinated basis of payments due on the trust preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes the guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the trust’s obligations under the trust preferred securities. See “Relationship Among the Trust Preferred Securities, the Corresponding Junior Subordinated Debentures and the Trust Securities Guarantees.”

Status of the Guarantees

Each trust securities guarantee will be unsecured and will rank:

•	subordinate and junior in right of payment to all senior debt of The Charles Schwab Corporation in the same manner as the junior subordinated debentures; and

•

equally with the obligations of The Charles Schwab Corporation under the indenture and junior subordinated debentures, all other guarantees of trust securities issued by The Charles Schwab Corporation, and any subordinated debentures or other obligations of The Charles Schwab Corporation that by their terms rank equally with such guarantee.

Each trust securities guarantee will constitute a guarantee of payment and not of collection. This means that the guaranteed party may sue the guarantor to enforce its rights under the guarantee without suing any other person or entity. Each trust securities guarantee will be held for the benefit of the holders of the related trust securities and will be discharged only by payment of the guarantee payments in full to the extent not paid by the trust or upon distribution to the holders of the trust securities of the corresponding junior subordinated debentures. None of the guarantees places a limit on the amount of additional senior debt that may be issued by us. We expect from time to time to incur additional indebtedness constituting senior debt.

Amendments and Assignment

A guarantee agreement may be amended only with the prior approval of the holders of not less than a majority in aggregate liquidation amount of the trust securities covered by the guarantee agreement. No vote will be required, however, for any changes that do not materially adversely affect the rights of holders of trust preferred securities. All guarantees and agreements contained in a guarantee agreement will bind our successors, assignees, receivers, trustees and representatives and will be for the benefit of the holders of the trust securities then outstanding.

Termination of the Guarantee Agreements

Each guarantee agreement will terminate upon full payment of the redemption price of the related trust securities, upon distribution of the corresponding junior subordinated debentures to the holders of the related trust securities in exchange therefor or upon full payment of the amounts payable in liquidation of the related trust. Each guarantee agreement will continue to be effective or will be reinstated, as the case may be, if at any time any holder of trust securities must restore payment of any sums paid under the trust securities or the guarantee agreement.

Events of Default

An event of default under each guarantee agreement will occur if we fail to perform any (i) payment obligation or (ii)other obligations under the guarantee agreement and we fail to cure the default within the cure period set forth in the relevant guarantee agreement.

The holders of not less than a majority in liquidation amount of the related trust securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the trust preferred securities guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the trust preferred securities guarantee.

Any holder of trust preferred securities may institute a legal proceeding directly against us to enforce its rights under the related guarantee, without first instituting a legal proceeding against the trust, the guarantee trustee or any other person or entity.

As guarantor, we are required to file annually with the guarantee trustee a certificate as to whether or not we are in compliance with all applicable conditions and covenants applicable under the trust preferred securities guarantee.

Information Concerning the Guarantee Trustee

Prior to the occurrence of a default relating to a guarantee agreement, the guarantee trustee is required to perform only the duties that are specifically set forth in the guarantee agreement.

Following the occurrence of a default, the guarantee trustee must exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. If the foregoing requirements have been met, the guarantee trustee is under no obligation to exercise any of the powers vested in it by a guarantee agreement at the request of any holder of trust preferred securities, unless offered indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred thereby.

We and our affiliates maintain certain accounts and other banking and business relationships with the guarantee trustee and its affiliates in the ordinary course of business.

Governing Law

The guarantee agreements will be governed by and construed in accordance with the internal laws of the State of California unless otherwise provided in any prospectus supplement.

RELATIONSHIP AMONG THE TRUST PREFERRED SECURITIES, THE CORRESPONDING JUNIOR SUBORDINATED DEBENTURES AND THE

TRUST SECURITIES GUARANTEES

Full and Unconditional Guarantee

Payments of distributions and other amounts due on the trust preferred securities (to the extent the trust has funds available for the payment of the distributions) are irrevocably guaranteed by The Charles Schwab Corporation as and to the extent set forth under “Description of the Trust Securities Guarantees of The Charles Schwab Corporation.” Taken together, our obligations under each series of corresponding junior subordinated debentures, the junior subordinated indenture, the related trust agreement and the related guarantee agreement provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the related trust preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the trust’s obligations under the related trust preferred securities. If and to the extent that we do not make payments on any series of corresponding junior subordinated debentures, the trust will not pay distributions or other amounts due on the related trust preferred securities.

The guarantee agreement does not cover payment of distributions when the related trust does not have sufficient funds to pay the distributions. In such event, the remedy of a holder of a series of trust preferred securities is to institute a legal proceeding directly against us under the terms of the junior subordinated indenture for enforcement of payment of amounts equal to the distributions to such holder. Our obligations under the guarantee agreement are subordinate and junior in right of payment to all of our senior debt.

Sufficiency of Payment

As long as payments of interest and other payments are made when due on the corresponding junior subordinated debentures, those payments will be sufficient to cover the distributions and payments due on the related trust preferred securities. This is due to the following factors:

•

the aggregate principal amount of corresponding junior subordinated debentures will be equal to the sum of the aggregate stated liquidation amount of the related trust preferred securities and trust common securities;

•

the interest rate and the interest and other payment dates on the junior subordinated debentures will match the distribution rate and distribution and other payment dates for the related trust preferred securities;

•	we will pay for any and all costs, expenses and liabilities of the trusts, other than those relating to the trust’s obligations to holders of its trust preferred securities; and

•	each trust agreement further provides that the trust may not engage in any activity that is not consistent with the limited purposes of the trust.

We have the right to set-off any payment that we are otherwise required to make under the junior subordinated indenture with any payment that we have previously made or are concurrently making on the date of the payment under a related guarantee.

Enforcement Rights of Holders of Trust Preferred Securities

A holder of any related trust preferred securities may institute a legal proceeding directly against us to enforce its rights under the related guarantee agreement without first instituting a legal proceeding against the guarantee trustee, the related trust or any other person or entity.

A default or event of default under any senior debt (as that term is defined in the junior subordinated indenture) of The Charles Schwab Corporation would not constitute a default or event of default under the junior subordinated indenture. However, in the event of payment defaults under or acceleration of senior debt of The Charles Schwab Corporation, the subordination provisions of the junior subordinated indenture provide that no payments may be made in respect of the corresponding junior subordinated debentures until the senior debt has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on any series of corresponding junior subordinated debentures would constitute an event of default under the junior subordinated indenture.

Limited Purpose of Trusts

Each trust’s trust preferred securities evidence a beneficial interest in the trust, and each trust exists for the sole purpose of issuing its trust preferred securities and trust common securities and investing the proceeds in corresponding junior subordinated debentures. A principal difference between the rights of a holder of a trust preferred security and a holder of a corresponding junior subordinated debenture is that a holder of a corresponding junior subordinated debenture is entitled to receive from us the principal amount of and interest accrued on corresponding junior subordinated debentures held, while a holder of trust preferred securities is entitled to receive distributions from the trust (or a payment from us under the applicable guarantee agreement) if and to the extent the trust has funds available for the payment of the distributions. However, taken together, our obligations under each series of corresponding junior subordinated debentures, the junior subordinated indenture, the trust agreement and the related guarantee agreement provide in the aggregate a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the related trust preferred securities. See “—Full and Unconditional Guarantee.”

Rights Upon Termination

Upon any voluntary or involuntary termination, winding-up or liquidation of any trust involving the liquidation of the corresponding junior subordinated debentures, after satisfaction of liabilities to creditors of the trust, the holders of the related trust preferred securities will be entitled to receive, out of the assets held by the trust, the liquidation distribution in cash. See “Description of the Trust Preferred Securities—Liquidation Distribution Upon Termination.” Upon any voluntary or involuntary liquidation or bankruptcy of The Charles Schwab Corporation, the property trustee, as holder of the corresponding junior subordinated debentures, would be a subordinated creditor of The Charles Schwab Corporation, subordinated in right of payment to all senior debt as set forth in the junior subordinated indenture, but entitled to receive payment in full of principal and interest before any of our stockholders receive distributions. Since we are the guarantor under each guarantee agreement and have agreed to pay for all costs, expenses and liabilities of each trust, other than the trust’s obligations to the holders of its trust preferred securities, the positions of a holder of the trust preferred securities and a holder of the corresponding junior subordinated debentures relative to other creditors and to our stockholders in the event of liquidation or bankruptcy are expected to be substantially the same.

DESCRIPTION OF PREFERRED STOCK

This section of the prospectus contains a description of the general terms of the preferred stock that we may issue. Other terms of any series of preferred stock will be described in the prospectus supplement relating to that series of preferred stock. The terms of any series of preferred stock may differ from the terms described below.

The provisions of the preferred stock described below and in any prospectus supplement are not complete. You should refer to our certificate of incorporation and the documents that will be filed with the SEC in connection with the offering of the series of preferred stock.

General

Our certificate of incorporation permits our board of directors to authorize the issuance of up to 9,940,000 shares of preferred stock, par value $0.01 per share, in one or more series. Our board of directors can divide the preferred stock into series and determine the designation and the rights and preferences of each series. Therefore, without stockholder approval, our board of directors can authorize the issuance of preferred stock with voting, conversion and other rights that could dilute the voting power and other rights of our common stockholders. None of our preferred stock is currently outstanding.

The preferred stock will have the terms described below unless otherwise provided in the prospectus supplement relating to a particular series of the preferred stock. You should read the prospectus supplement relating to the particular series of preferred stock being offered for specific terms, including:

•	the series designation of the preferred stock and the number of shares offered;

•	the amount of liquidation preference per share;

•	voting rights;

•	the price at which the preferred stock will be issued;

•	dividend rights (which may be cumulative or noncumulative);

•	any redemption or sinking fund provisions;

•	any provisions relating to convertibility or exchangeability of the preferred stock into shares of our common stock or other securities;

•	the relative seniority and rank of the series with respect to other series then or thereafter issued;

•	whether we have elected to offer depositary shares as described under “Description of Depositary Shares”; and

•	any other rights, preferences, privileges, limitations, options and restrictions and special or relative rights, if any, on the preferred stock.

The preferred stock will, when issued, be fully paid and non-assessable. The rights of holders of shares of each series of preferred stock will be subordinate to those of our general creditors.

As described under “Description of Depositary Shares,” we may, at our option, with respect to any series of the preferred stock, elect to offer fractional interests in shares of preferred stock, and provide for the issuance of depositary receipts representing depositary shares, each of which will represent a fractional interest in a share of the series of the preferred stock. The fractional interest will be specified in the prospectus supplement relating to a particular series of the preferred stock.

Rank

Any series of the preferred stock will, with respect to the priority of the payment of dividends and the priority of payments upon liquidation, winding-up and dissolution, rank:

•

senior to all classes of common stock and all equity securities issued by us the terms of which specifically provide that the equity securities will rank junior to the preferred stock (the junior securities);

•	equally with all equity securities issued by us the terms of which specifically provide that the equity securities will rank equally with the preferred stock (the parity securities); and

•	junior to all equity securities issued by us the terms of which specifically provide that the equity securities will rank senior to the preferred stock.

Dividends

Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, cash dividends at the rates and on the dates described in the prospectus supplement. Different series of preferred stock may be entitled to dividends at different rates or based on different methods of calculation. The dividend rate may be fixed or variable or both. Dividends will be payable to the holders of record as they appear on our stock books on record dates fixed by our board of directors, as specified in the applicable prospectus supplement.

Dividends on any series of the preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement. If our board of directors does not declare a dividend payable on a dividend payment date on any series of noncumulative preferred stock, then the holders of that noncumulative preferred stock will have no right to receive a dividend for that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment dates. Dividends on any series of cumulative preferred stock will accrue from the date we initially issue shares of such series or such other date specified in the applicable prospectus supplement.

Unless otherwise specified in the prospectus supplement, no full dividends may be declared or paid or funds set apart for the payment of any dividends on any parity securities unless dividends have been paid or set apart for payment on the preferred stock. If full dividends are not paid, the preferred stock will share dividends pro rata with the parity securities. No dividends may be declared or paid or funds set apart for the payment of dividends on any junior securities unless full cumulative dividends for all dividend periods terminating on or prior to the date of the declaration or payment will have been paid or declared and a sum sufficient for the payment set apart for payment on the preferred stock. Our ability to pay dividends on our preferred stock is subject to policies established by our regulator and our meeting the requirements of Delaware corporate law with regard to the payment of dividends.

Rights Upon Liquidation

If we dissolve, liquidate or wind up our affairs, either voluntarily or involuntarily, the holders of each series of preferred stock will be entitled to receive, before any payment or distribution of assets is made to holders of junior securities, liquidating distributions in the amount described in the prospectus supplement relating to that series of preferred stock, plus an amount equal to accrued and unpaid dividends . If the amounts payable with respect to the preferred stock of any series and any other parity securities are not paid in full, the holders of the preferred stock of that series and of the parity securities will share proportionately in the distribution of our assets in proportion to the full liquidation preferences to which they are entitled. After the holders of preferred stock and the parity securities are paid in full, unless otherwise provided in the prospectus supplement, they will have no right or claim to any of our remaining assets.

Redemption

A series of the preferred stock may be redeemable, in whole or in part, at our option and subject to policies established by our regulator. In addition, a series of preferred stock may be subject to mandatory redemption pursuant to a sinking fund or otherwise. The redemption provisions that may apply to a series of preferred stock, including the redemption dates and the redemption prices for that series, will be described in the prospectus supplement.

In the event of partial redemptions of preferred stock, whether by mandatory or optional redemption, our board of directors will determine the method for selecting the shares to be redeemed, which may be by lot or pro rata or by any other method determined to be equitable.

On or after a redemption date, unless we default in the payment of the redemption price, dividends will cease to accrue on shares of preferred stock called for redemption. In addition, all rights of holders of the shares will terminate except for the right to receive the redemption price.

Voting Rights

Unless otherwise described in the applicable prospectus supplement, holders of the preferred stock will have no voting rights except as discussed below, set forth in the prospectus supplement or as otherwise required by law or in our certificate of incorporation.

Under regulations adopted by the Office of Thrift Supervision, if the holders of any series of preferred stock are or become entitled to vote for the election of directors, such series may then be deemed a “class of voting securities” and a company holding 25% or more of the series, or 10% or more if it otherwise exercises a “controlling influence” over us, may then be subject to regulation as a savings and loan holding company in accordance with the Savings and Loan Holding Company Act. In addition, at the time the series is deemed a class of voting securities,

•	any other savings and loan holding company may be required to obtain the approval of the Office of Thrift Supervision to acquire or retain more than 5% of that series; and

•	any other persons other than a bank holding company may be required to obtain the approval of the Office of Thrift Supervision to acquire or retain 10% or more of that series.

In addition, as described under “Description of Common Stock,” the requirements of Delaware law and the provisions of our certificate of incorporation may have an effect of delaying or preventing a change of control of The Charles Schwab Corporation in some circumstances.

Exchangeability and Convertibility

The prospectus supplement relating to any series of preferred stock will state the terms, if any, on which shares of that series are convertible into or exchangeable for shares of our common stock or other securities.

Transfer Agent and Registrar

The transfer agent, dividend and redemption price disbursement agent and registrar for shares of each series of preferred stock will be named in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

General

We may, at our option, elect to offer fractional shares of preferred stock, which we call depositary shares, rather than full shares of preferred stock. If we do, we will issue to the public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction, to be described in the prospectus supplement, of a share of a particular series of preferred stock.

The shares of any series of preferred stock represented by depositary shares will be deposited with a depositary named in the prospectus supplement under a depositary agreement. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights may include dividend, voting, redemption, conversion and liquidation rights.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary shares in proportion to the number of depositary shares owned by those holders.

If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

Withdrawal of Stock

Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary and complying with any other requirement of the depositary agreement, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts.

Redemption of Depositary Shares

Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, so long as we have paid in full to the depositary the redemption price of the preferred stock to be redeemed. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.

After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the moneys payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption, upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred stock. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any shares of preferred stock except to the extent it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and any other charges as are expressly provided in the depositary agreement to be for their accounts.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us a notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Notices

The depositary will forward to holders of depositary receipts all reports and other communications from us that we deliver to the depositary and which we are required to furnish to the holders of the preferred stock.

Limitation of Liability

Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our obligations. Our obligations and those of the depositary will be limited to performance in good faith of our and its duties under the depositary agreement. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF COMMON STOCK

General

We have 3,000,000,000 shares of authorized common stock, $0.01 par value per share, of which 1,154,738,724 shares were outstanding as of September 30, 2008. Holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of any funds legally available for dividends. Holders of our common stock are also entitled, upon our liquidation, and after claims of creditors and any class or series of preferred stock outstanding at the time of liquidation, to receive a pro rata distribution of our net assets. We pay dividends on our common stock only if we have paid or provided for all dividends on any outstanding series of preferred stock, for the then current period and, in the case of any cumulative preferred stock, all prior periods.

Our preferred stock will have preference over our common stock with respect to the payment of dividends and the distribution of assets in the event of our liquidation or dissolution. Our preferred stock also will also have such other preferences as may be fixed by our board of directors.

Holders of our common stock are entitled to one vote for each share that they hold and are vested with all of the voting power of our capital stock, except as our board of directors may provide with respect to any class or series of preferred stock that our board of directors may hereafter authorize. See “Description of Preferred Stock.” Our certificate of incorporation does not provide for cumulative voting. Shares of our common stock are not redeemable, and have no subscription, conversion or preemptive rights.

Our common stock is listed on the NASDAQ Global Select Market. Outstanding shares of our common stock are fully paid and non-assessable.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Wells Fargo Bank, N.A.

Restrictions on Ownership

The Savings and Loan Holding Company Act requires any “savings and loan holding company,” as defined in the Savings and Loan Holding Company Act, to obtain the approval of the Office of Thrift Supervision prior to the acquisition of more than 5% of our common stock. Any other company, other than a bank holding company, is required to obtain prior approval of the Office of Thrift Supervision to acquire 10% or more of our common stock under the Savings and Loan Holding Company Act. Any person, other than a company, is required to provide prior notice to the Office of Thrift Supervision to acquire 10% or more of our common stock under the Change in Bank Control Act. Any company holding of 25% or more of our common stock, or a company holding 10% or more if the company otherwise exercises a “controlling influence” over us, is subject to regulation as a savings and loan holding company under the Savings and Loan Holding Company Act.

Business Combination Statute

Under Delaware law, a corporation is prohibited from engaging in any business combination with any interested stockholder, defined as the beneficial owner of 15% or more of the voting power of the corporation, for a period of three years following the date that such stockholder became an interested stockholder, unless:

•	prior to that date, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation; or

•

on or subsequent to that date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Under Delaware law, a corporation has the option to opt-out of the above business combination statute. Neither our certificate of incorporation nor our bylaws excludes us from the restrictions imposed by this provision.

Supermajority Vote Requirement

Our certificate of incorporation requires the approval of a supermajority of our stockholders for some business combinations with interested stockholders. Our certificate of incorporation defines an interested stockholder as a person, partnership or group which directly or indirectly beneficially owns more than 15% of the voting power of our outstanding shares, or an affiliate or associate of a 15% owner. Notwithstanding any lesser percentage permitted by law, under our certificates of incorporation, 80% of the voting power of our stockholders, voting together as a single class, must approve any of the following business combinations:

•	a merger of The Charles Schwab Corporation or any of our subsidiaries with an interested stockholder or an affiliate or associate of an interested stockholder;

•	any sale to an interested stockholder of assets of The Charles Schwab Corporation or one of our subsidiaries, if those assets have a fair market value of $5,000,000 or more;

•	any sale to The Charles Schwab Corporation or any of our subsidiaries of assets of the interested stockholder, if those assets have a fair market value of $5,000,000 or more;

•

the issuance or transfer by The Charles Schwab Corporation or any of our subsidiaries of any of our securities or any securities of our subsidiaries to an interested stockholder, unless the fair market value of the property received has a fair market value of less than $5,000,000;

•

any reclassification of our securities, our merger or consolidation with any of our subsidiaries, or any similar transaction which has the effect of increasing the proportionate amount of the outstanding shares of any class of equity securities of The Charles Schwab Corporation or any of our subsidiaries which is directly or indirectly owned by any interested shareholder or its affiliate or associate; or

•	the adoption of any plan or proposal for the liquidation or dissolution of The Charles Schwab Corporation.

The supermajority vote requirement does not apply to business combinations approved by a majority of disinterested directors. A disinterested director is any member of our board who:

•	is not an interested stockholder;

•	is not an affiliate or a representative of an interested shareholder;

•	is not a party to an agreement or arrangement with an interested stockholder to act in concert with that interested stockholder to direct our management or policies; and

•

either was a member of our board before the interested stockholder became an interested stockholder or was nominated to succeed a disinterested director by a majority of the disinterested directors; provided that, this requirement does not apply if the business combination involves a party that was an interested stockholder of The Charles Schwab Corporation on July 30, 1987.

The supermajority requirement does not apply to business combinations meeting fair price and procedural requirements set forth in our certificate of incorporation.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, representing contracts obligating holders to purchase from or sell to us, or obligating us to purchase from or sell to the holders, a specified or variable number of shares of our common stock, preferred stock, depositary shares or other securities that may be sold under this prospectus, as applicable, at a future date or dates. The price per share of common stock or preferred stock or per depositary share or the price of the other securities, as applicable, may be fixed at the time the purchase contracts are entered into or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in amounts and in as many distinct series as we wish, and the contracts may be put or call options, forward contracts, futures contracts or other types of contracts. The purchase contracts may be issued separately or as part of units. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts, or vice versa, and these payments may be unsecured or prefunded and may be paid on a current or on a deferred basis. The purchase contracts may require holders to secure their obligations under those contracts in a specified manner. Any purchase contract may include anti-dilution provisions to adjust the number of shares issuable pursuant to the purchase contract upon the occurrence of specified events.

The applicable prospectus supplement may contain, where applicable, the following information about the purchase contracts issued under it:

•

whether the purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our common stock, preferred stock, depositary shares or other securities, as applicable, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock, preferred stock, depositary shares or other securities;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

•	whether the purchase contracts will be issued in fully registered or global form; and

•	any other terms of the purchase contracts.

The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by the purchase contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to the purchase contracts.

DESCRIPTION OF WARRANTS

We may issue warrants that are either debt warrants or universal warrants. We may offer warrants separately or together with one or more additional securities, including other warrants, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. We may issue warrants in any amounts or in as many distinct series as we determine. Below is a description of some general terms and provisions of the warrants that we may offer. Further terms of the warrants will be described in the prospectus supplement.

Description of Debt Warrants

Debt warrants are rights for the purchase of debt securities. Debt warrants may be issued independently or together with our other securities and may be attached to, or separate from, our other securities. Any debt warrant agreement will be filed as an exhibit to or incorporated by reference in the registration statement. If debt warrants are offered, the prospectus supplement will describe the terms of the debt warrants, including:

•	the offering price;

•	the designation, aggregated stated principal amount and terms of the debt securities purchasable upon exercise of the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants will be issued in global or certificated form;

•	if applicable, a discussion of some of the United States federal income tax consequences;

•	the identity of any warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	the designation, aggregate principal amount, currency and terms of the debt securities that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the debt securities;

•	if applicable, the date after which the warrants and the related debt securities will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants are to be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Description of Universal Warrants

Universal warrants are rights for the purchase or sale of, or whose cash value is determined by reference to the performance, level or value of, one or more of the following:

•	securities of one or more issuers, including our common stock, preferred stock, depositary shares or other securities described in this prospectus or the debt or equity securities of third parties;

•	one or more currencies or currency units;

•	one or more commodities;

•	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and

•	one or more of the indices or baskets of the items described above.

Universal warrants may be issued independently or together with other securities offered by any prospectus supplement and may be attached to or separate from the other securities. Any universal warrant agreement will be filed as an exhibit to or incorporated by reference in the registration statement.

If universal warrants are offered, the prospectus will describe the terms of the universal warrants, including the following:

•	the offering price;

•	the title and aggregated number of the warrants;

•	the nature and amount of the warrant property that the warrants represent the right to buy or sell;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	whether the warrants are put warrants or call warrants, including in either case whether the warrants may be settled by means of net cash settlement or cashless exercise;

•	whether the exercise price may be paid in cash or by exchange of the warrant property or both, the method of exercising the warrants and whether settlement will occur on a net basis or a gross basis;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	if applicable, a discussion of some of the United States federal income tax consequences;

•	whether the warrants and underlying securities will be listed on any securities exchange;

•	whether the warrants will be issued in global or certificated form;

•	a description of the terms of any warrant agreement to be entered into between us and a warrant agent that governs the warrants;

•	if applicable, the date after which the warrants and the related debt securities will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants are to be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Modification

Except as set forth in the prospectus supplement, we and the warrant agent, if any, may amend the terms of any warrant agreement and the warrants without the consent of the holders of the warrants to cure any ambiguity, to correct any inconsistent provision or in any manner we deem necessary or desirable and which will not affect adversely the interests of the holders of the warrants. In addition, we may amend the warrant agreement, if any, and the terms of the warrants with the consent of the holders of a majority of the outstanding unexercised warrants affected; provided that, no modification to the warrants can change the exercise price, reduce the amounts receivable upon exercise, cancellation or expiration, shorten the time period during which the warrants may be exercised or otherwise materially and adversely affect the rights of the holders of the warrants or reduce the percentage of outstanding warrants required to modify or amend any warrant agreement or the terms of the warrants, without the consent of the affected holders.

Unsecured Obligations

Any warrants we issue will be our unsecured contractual obligations. Claims of holders of our warrants generally will have a junior position to claims of creditors of our subsidiaries. No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee under the Trust Indenture Act. Holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act.

DESCRIPTION OF UNITS

General

We may issue units consisting of one or more securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. Units may also include debt obligations of third parties, such as United States Treasury securities. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date.

If units are offered, the prospectus supplement will describe the terms of the units, including the following:

•

the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may or may not be held or transferred separately;

•	the name of any unit agent;

•	a description of the terms of any unit agreement to be entered into between us and any unit agent that governs the units;

•	whether the units are to be prepaid or not;

•	whether the units will be listed on any securities exchange;

•	whether the units will be issued in fully registered or global form; and

•	a description of any provisions for the payment, settlement, transfer or exchange of the units or the securities comprising the units.

Modification

Except as described in the prospectus supplement, we and the unit agent, if any, may amend the terms of any unit agreement and the units without the consent of the holders of the units to cure any ambiguity, to correct any inconsistent provision or in any manner we deem necessary or desirable and which will not affect adversely the interests of the holders of the units. In addition, we may amend the unit agreement, if any, and the terms of the units with the consent of the holders of a majority of the outstanding unexpired units affected; provided that, no modification to the units can materially and adversely affect the rights of the holders of the units or reduce the percentage of outstanding units required to modify or amend any unit agreement or the terms of the units, without the consent of the affected holders.

Unsecured Obligations

Any units we issue will be our unsecured contractual obligations. Claims of holders of our units generally will have a junior position to claims of creditors of our subsidiaries. No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee under the Trust Indenture Act. Holders of units issued under a unit agreement will not have the protection of the Trust Indenture Act.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the relevant unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units that we will file with the SEC in connection with the offering of units.

GLOBAL SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, securities will be issued in the form of one or more global certificates, or “global securities,” registered in the name of a depositary or its nominee. Unless otherwise indicated in the applicable prospectus supplement, the depositary will be The Depository Trust Company, commonly referred to as DTC.

The following is a summary of the depositary arrangements applicable to the securities issued in global form and for which DTC acts as depositary. If there are any changes from this summary, they will appear in a prospectus supplement.

If any securities are to be issued in global form, you will not receive a paper certificate representing the securities you have purchased. Instead, we will deposit with DTC or its custodian one or more fully registered global certificates, a “global certificate” registered in the name of Cede & Co. (DTC’s nominee) for the book-entry securities, representing in the aggregate the total number or aggregate principal balance of the securities.

Since the global certificate is registered in the name of DTC or its nominee, DTC or its nominee is said to have legal or record ownership of the global certificate. Persons who buy interests in the global security by purchasing securities are said to own a beneficial interest in the global security.

Only institutions (sometimes referred to as “participants”) that have accounts with DTC or its nominee or persons that may hold interests through participants, such as individual members of the public, may own beneficial interests in a global certificate. Ownership of beneficial interests in a global certificate by participants will be evidenced only by, and the transfer of that ownership interest will be effected only through, records maintained by DTC or its nominee.

Ownership of beneficial interests in a global certificate by persons that hold through participants will be evidenced only by, and the transfer of that ownership interest within that participant will be effected only through, records maintained by that participant.

DTC has no knowledge of the actual beneficial owners of the book-entry securities. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participants through which the beneficial owners purchase the securities.

DTC alone is responsible for any aspect of its records, any nominee or any participant relating to, or payments made on account of, beneficial interests in a global certificate or for maintaining, supervising or reviewing any of the records of DTC, any nominee or any participant relating to such beneficial interests.

The laws of some jurisdictions require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global certificate.

We have been advised by DTC that upon the issuance of a global certificate and the deposit of that global certificate with DTC, DTC will immediately credit, on its book-entry registration and transfer system, the respective amounts represented by that global certificate to the accounts of its participants.

We will pay principal of, interest and premium (if any) on debt securities and payments to holders with respect to warrants, purchase contracts, units, stock and depositary shares represented by a global certificate registered in the name of or held by DTC or its nominee to the relevant trustee (or agent) who in turn will make payments to DTC or its nominee, as the case may be, as the registered owner and holder of the global certificate representing those securities in immediately available funds. We have been advised by DTC that upon receipt of any payment of principal, interest, premium (if any) or other distribution of underlying securities or other property to holders on a global certificate, DTC will immediately credit, on its book-entry registration and transfer system, accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal or stated amount of that global certificate as shown in the records of DTC. Payments by participants to owners of beneficial interests in a global certificate held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the sole responsibility of those participants, subject to any statutory or regulatory requirements as may be in effect from time to time.

A global certificate will be exchangeable for definitive securities (paper certificates) registered in the name of, and a transfer of a global certificate may be registered to, any person other than DTC or its nominee, only if:

•	DTC notifies us that it is unwilling or unable to continue as depositary for that global certificate or if at any time DTC ceases to be registered under the Exchange Act;

•	we determine in our discretion that the global certificate shall be exchangeable for definitive securities in registered form; or

•

in the case of debt securities, there shall have occurred and be continuing an event of default or an event which, with notice or the lapse of time or both, would constitute an event of default with respect to the debt securities and certain other conditions have been met if and to the extent set forth in the applicable indenture and/or trust agreement.

Any global certificate representing a debt security that is exchangeable pursuant to the preceding paragraph will be exchangeable in whole for definitive debt securities in registered form, of like tenor and of an equal aggregate principal amount as the global certificate, in denominations specified in the applicable prospectus supplement (if other than $1,000 and integral multiples of $1,000). The definitive debt securities will be registered by the registrar in the name or names instructed by DTC. We expect that such instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global certificate.

Any global certificate representing a trust preferred security that is exchangeable pursuant to the first conditions listed above will be exchangeable in whole for definitive trust preferred securities in registered form, of like tenor and of an equal aggregate principal amount as the global certificate, in denominations specified in the applicable prospectus supplement. The definitive trust preferred securities will be registered by the registrar in the name or names instructed by DTC. We expect that such instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global certificate.

Any global certificate representing a warrant, purchase contract or unit that is exchangeable pursuant to either of the first two conditions listed above will be exchangeable in whole for definitive warrants, purchase contracts or units in registered form, of like tenor and of an equal aggregate stated amount as the global certificate, in denominations specified in the applicable prospectus supplement. The definitive warrants, purchase contracts or units will be registered by the registrar in the name or names instructed by DTC. We expect that such instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global certificate.

DTC may discontinue providing its services as securities depositary with respect to any of the book-entry securities at any time by giving reasonable notice to the relevant trustee (or the relevant warrant agent, purchase contract agent or unit agent) and us. If a successor securities depositary is not obtained, definitive debt security or trust preferred security (or definitive warrant, purchase contract or unit) certificates representing the debt securities or trust preferred securities (or warrant, purchase contract or unit) are required to be printed and delivered. We, at our option, may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary).

Except as provided above, owners of the beneficial interests in a global certificate representing a debt security will not be entitled to receive physical delivery of debt securities in definitive form and will not be considered the holders of securities for any purpose under the indentures.

No global security shall be exchangeable except for another global certificate of like denomination and tenor to be registered in the name of DTC or its nominee. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the global security or the indentures.

Redemption notices will be sent to Cede & Co. as the registered holder of the book-entry securities. If less than all of a series of the debt securities or a trust’s trust securities are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then current procedures.

Although voting with respect to the book-entry securities is limited to the holders of record of the book-entry securities, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to book-entry securities. Under its usual procedures, DTC would mail an omnibus proxy to the relevant trustee as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts such book-entry securities are credited on the record date (identified in a listing attached to the omnibus proxy).

DTC has advised us that DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its direct participants deposit with DTC. DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both United States and non-United States securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, which, in turn, is owned by a number of direct participants of DTC. Access to the DTC system is also available to others, referred to as “indirect participants”, such as both United States and non-United States securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a direct or indirect custodial relationship with a direct participant. The rules applicable to DTC and its participants are on file with the SEC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we and the trusts believe to be accurate, but assume no responsibility for the accuracy thereof. Neither we nor any of the trusts has any responsibility for the performance by DTC or its participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

PLAN OF DISTRIBUTION

We and the trusts may sell the securities from time to time as follows:

•	to or through underwriters or dealers, which may be affiliates;

•	through agents, which may be affiliates;

•	directly to purchasers; or

•	through a combination of any of these methods.

We may also offer and sell, or agree to deliver, securities pursuant to, or in connection with, any put option agreement or other contractual arrangement, whether directly to investors or through one or more trusts or other special purpose vehicles.

In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with a transaction the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also lend or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the name or names of any underwriters, dealers or agents and the amount of securities underwritten or purchased by each of them;

•	the public offering or purchase price;

•	any over-allotment options under which agents or underwriters may purchase additional securities from us;

•	any discounts, concessions and commissions to be allowed or paid to the agent or underwriters;

•	all other items constituting agent or underwriting compensation;

•	any discounts and commissions to be allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. Generally, the underwriters’ obligations to purchase the securities will be subject to specified conditions. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities. If agents are used in the sale of any securities, they generally will be acting on a best efforts basis for the period of their appointment.

Only the agents, dealers or underwriters named in the prospectus supplement will be the agents, dealers or underwriters in connection with the securities being offered. Under agreements that we may enter into, underwriters, dealers or agents who participate in the distribution of securities by use of this prospectus and any prospectus supplements may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that those underwriters, dealers or agents may be required to make.

As one of the means of direct issuance of offered securities, we may utilize the services of an entity through which we may conduct an electronic “dutch auction” or similar offering of the offered securities among potential purchasers who are eligible to participate in the auction or offering of the offered securities, if so described in the applicable prospectus supplement.

•

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the future date stated in the prospectus supplement. Such contracts will be subject only to those conditions set forth in the prospectus supplement or supplements.

Some of the underwriters and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with and/or perform services, including investment banking services, for, us or one or more of our affiliates in the ordinary course of business.

Any underwriter, agent or dealer that we use in the initial offering of debt securities will not confirm sales to any account over which it exercises discretionary authority without the prior specific written approval of its customer.

Charles Schwab & Co., Inc. is a wholly-owned subsidiary of The Charles Schwab Corporation. If Charles Schwab & Co., Inc. or any other broker-dealer subsidiary that we may have participates in the distribution of our securities, we will conduct the offering in accordance with the applicable requirements of Section 2720 of the NASD Conduct Rules or any successor provisions.

Any offerings of trust preferred securities will be conducted in accordance with the applicable provisions of Rule 2810 of the NASD Conduct Rules or any successor provisions.

Following the initial distribution of securities, our affiliates, including Charles Schwab & Co., may buy and sell the securities in market-making transactions as part of their business as a broker-dealer. Resales of this kind may occur in the open market or may be privately negotiated at prevailing market prices at the time of sale. Securities may be sold in connection with a remarketing after their purchase by one or more firms including our affiliates, acting as principal for their accounts or as our agent. These sales will be made at prices related to prevailing market prices at the time of sale.

Unless we or our agent inform you in your confirmation of sale that the security is being purchased in its original offering and sale, you may assume that you are purchasing the security in a market-making transaction.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange or the NASDAQ Global Select Market. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

VALIDITY OF SECURITIES

Unless the applicable prospectus supplement indicates otherwise, certain matters of Delaware law relating to the validity of the trust preferred securities, the enforceability of the applicable trust agreement and the creation of each trust will be passed upon for us and for the trusts by Richards, Layton & Finger, P.A., special Delaware counsel to us and the trusts. Directors of that firm beneficially own an aggregate of less than 1% of our common stock.

The validity of the securities to be issued under this prospectus, except for those matters with respect to the validity of the trust preferred securities passed upon by Richards, Layton & Finger, P.A., will be passed upon for us by Howard Rice Nemerovski Canady Falk & Rabkin, A Professional Corporation, counsel to The Charles Schwab Corporation. Directors of that firm beneficially own an aggregate of less than 1% of our common stock.

EXPERTS

The consolidated financial statements, the related financial statement schedule, incorporated in this prospectus by reference from The Charles Schwab Corporation’s Annual Report on Form 10-K, and the effectiveness of The Charles Schwab Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.